AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON  FEBRUARY 17, 2009
REGISTRATION NO. 333-151563

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1 /A
Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOKO FITNESS & SPA GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	7991	80-0122921
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
incorporation or organization)	Classification Code Number)

No.194,Guogeli Street, Harbin,
Heilongjing Province, China 150001
86-451-87702255
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Tong Liu
Chief Executive Officer
SOKO Fitness & Spa Group, Inc.
No.194,Guogeli Street, Harbin,
Heilongjing Province, China 150001
86-451-87702255
(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian S. North , Esq. Buchanan, Ingersoll & Rooney, PC 1835 Market Street, 14th Floor Philadelphia, PA 19103-2985 215-665-8700 215-665-8760 (fax)	Yan Mu Corporate Secretary SOKO Fitness & Spa Group, Inc. 2 Penn Center, 1500 John F. Kennedy Blvd, Suite 1906 Philadelphia, PA 19102 484-716-1081

Registrant's telephone number:  86-451-87702255

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: From time to time after this
Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission ("SEC") is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION,  FEBRUARY 17, 2009

SOKO FITNESS & SPA GROUP, INC.

4,200,000 Shares of
Common Stock

We have prepared this prospectus to allow the persons named in this prospectus under the caption “SELLING STOCKHOLDERS” to sell up to an aggregate of 4,200,000 shares of our common stock they currently hold as well as shares we may issue to them upon the exercise of their warrants. The shares and warrants were issued to the selling stockholders in a private placement transaction completed prior to the filing of the registration statement of which this prospectus is a part.

The selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

We are not selling any shares of our common stock in this offering and will not receive any proceeds from this offering. We may receive proceeds on exercise of outstanding warrants for shares of common stock covered by this prospectus. The exercise price is set forth in the warrants.

For a more detailed description of the shares and warrants, see "DESCRIPTION OF SECURITIES" and “SELLING STOCKHOLDERS."

We have agreed to pay all the costs and expenses of this registration .

Our common stock is quoted on the Over-the-Counter Bulletin Board ("OTCBB") under the symbol “SOKF.” The closing price of our common stock on the OTCBB on February 10, 2009   was $ 1.05 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page 7 of this prospectus .

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is  February 17, 2009 .

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission ("SEC"). You should rely only on the information provided in this prospectus and incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus. The selling shareholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. The rules of the SEC may require us to update this prospectus in the future .

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the information set forth under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the financial statements and the notes to the financial statements included in this prospectus. As used throughout this prospectus, the terms "SOKO", "Company", "we," "us," or "our" refer to SOKO Fitness & Spa Group, Inc., together with its wholly-owned subsidiary, Harbin Mege Union Beauty Management Ltd. ("Mege Union"), Mege Union's subsidiaries , and Mege Union's variable interest entity, Queen Group (as defined below). For purposes of this prospectus, the Queen Group is defined to include Harbin Daoli Queen Demonstration Beauty Parlor, Harbin Huang Emperor & Golden Gym Club Co. Ltd., Harbin Queen Beauty Demonstration Center and Harbin Queen Beauty Vocational Skill Training School.

Organization

SOKO was incorporated as a Delaware corporation on September 9, 2004 under the name American Business Holdings, Inc. as a holding vehicle to own and control a textile and plastic packaging company in Central and East Africa. On September 12, 2004, the Company completed a transaction in which it purchased all of the outstanding membership shares in Tissakin Ltd., a Democratic Republic of Congo Corporation, so that Tissakin Ltd. became our wholly owned subsidiary. Through Tissakin, the Company was a manufacturer of bags for packaging agricultural products in the Democratic Republic of Congo.

As described in the Recent Developments section below, on April 11, 2008, we entered into a Share Exchange Agreement with Wealthlink Co., Ltd. (“Wealthlink”), a corporation organized under the laws of the Cayman Islands, and the shareholders of Wealthlink (the "Wealthlink Shareholders") pursuant to which the Company acquired all of the outstanding shares of common stock of Wealthlink from the Wealthlink Shareholders.

After the completion of the transactions described above, the Company changed its name from American Business Holdings, Inc. to SOKO Fitness & Spa Group, Inc.

There is currently a limited public market for our common stock, par value $0.001 per share, with minimal trading activity on our common stock for the last 60 days. As with any investment, there are certain risks involved in this offering.  All potential investors should consult their own tax, legal and investment advisors prior to making any decision regarding this offering.  The purchase of the Shares is highly speculative and involves a high degree of risk, including, but not necessarily limited to, the “Risk Factors” described elsewhere herein.  Any person who cannot afford the loss of their entire investment should not purchase the Shares.

Business

As a result of the acquisition of Wealthlink, as described below, SOKO is engaged in the business of operating distinctive destination centers that offer professional fitness, beauty salon and spa services in the People's Republic of China ("PRC"). The Company is currently the largest multi-facility salon, spa, fitness and yoga center operator in Northeast China. SOKO provides programs, services and products that uniquely combine exercise, education and nutrition to help their members lead a healthy way of life and achieve their fitness goals. We currently maintain more than 12,000 memberships within two fitness and yoga centers and 18,000 beauty and spa memberships within seven spas located in the northeast region of the PRC.   We also operate one beauty school in Harbin, China .

Our corporate address is No.194, Guogeli Street, Harbin, Heilongjing Province, China 150001 and our telephone number is 86-451-87702255.

Background

On April 11, 2008 (the “Closing Date”), SOKO entered into a Share Exchange Agreement with Wealthlink and the Wealthlink Shareholders pursuant to which the Company acquired all of the outstanding shares of common stock of Wealthlink from the Wealthlink Shareholders in exchange for their outstanding shares of Wealthlink common stock and a cash payment of $300,000. Additionally, on the Closing Date, Mr. Tong Liu, our current Chairman of the Board and Chief Executive Officer, entered into Securities Purchase Agreements with each of Syed Idris Husain, then director of the Company, and certain other SOKO shareholders pursuant to which Mr. Liu purchased 1,000,000 shares of common stock from Mr. Husain and an aggregate of 1,575,000 shares of common stock from other SOKO shareholders for a total aggregate purchase price of $400,000.

Also, on the Closing Date, immediately prior to and as a condition to the completion of the share exchange, the Company entered into a Stock Purchase Agreement with each of Syed Irfan Husain, the Company’s then President and Chief Executive Officer, Syed Idris Husain, and Verifica International, Ltd. (collectively, the “Buyers”).  Pursuant to this agreement, the Buyers purchased all issued and outstanding shares of Tissakin Ltd., a Democratic Republic of Congo corporation and a wholly-owned subsidiary of the Company, in consideration of 79,000,000 shares of common stock of the Company owned by the Buyers.

Further, in consideration of services provided to the Company in association with the consummation of these transactions, an aggregate of 1,275,000 shares were issued to several advisors in lieu of cash compensation.

Additionally, on the Closing Date, SOKO entered into a Securities Purchase Agreement, Warrant, Registration Rights Agreement and Lock-Up Agreement with three investors (the “Purchasers”) for an aggregate of $2,000,000 (the “Financing”). On the Closing Date, upon the terms and subject to the conditions set forth in the Securities Purchase Agreement, SOKO sold, and the Purchasers purchased, in the aggregate, 2,000,000 shares of our common stock and warrants to purchase an additional 2,000,000 shares. The warrants have an exercise price of $1.25 and are exercisable at any time through the third anniversary of the Closing Date. Additionally, each Purchaser’s ability to exercise the warrant is limited to the extent such Purchaser’s beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) would exceed 4.99% of the SOKO’s outstanding common stock. From the Closing Date and through the twelve-month anniversary of the Closing Date, certain SOKO shareholders agreed not to sell any of their shares of our common stock.

In consideration for acting as placement agent for the Financing, SOKO agreed to compensate E-Tech Securities Inc. with (i) a retainer of $30,000, (ii) a cash placement fee equal to seven percent (7%) of the proceeds of the Financing ($140,000) and (iii) warrants to purchase an amount of securities equal to eight percent (8%) of the total shares issued to the Purchasers (160,000 shares).  The warrant issued to E-Tech Securities Inc. have an exercise price of $1.25 and are exercisable at any time through the third anniversary of the Closing Date.

As a result of the consummation of all of the foregoing transactions, the following changes in the outstanding shares of the Company were recorded:

•	The Company reacquired 79,000,000 shares from its original shareholders;

•	Mr. Liu acquired 2,575,000 shares from two of the original shareholders of the Company;

•
The Company issued an additional 10,725,000 shares to Wealthlink Shareholders (together with the shares held by Mr. Liu, following the consummation of the reverse merger, Wealthlink Shareholders hold an aggregate of 13,300,000 shares of our common stock);

•	Advisors to the Company acquired an aggregate of 1,275,000 shares;

•	The Purchasers acquired 2,000,000 shares and warrants to purchase up to an additional 2,000,000 shares;

•	The Company cancelled 65,000,000 shares; and

•	E-Tech Securities Inc. was issued a warrant to purchase up to 160,000 shares.

An additional 425,000 shares remain held by certain original shareholders of the Company.

As a result of the foregoing transactions, we are in the business of operating distinctive destination centers that offer professional fitness, beauty salon and spa services in China.  A detailed discussion of our business and operations is included in "Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page 16 of this prospectus.

The Offering

Common stock outstanding before the offering	17,000,000

Common stock offered by selling stockholders	Up to 4,200,000 shares. The maximum number of shares to be sold by the selling stockholders, 4,200,000 represents 22.11% of our outstanding stock, assuming full exercise of the warrants.

Common stock to be outstanding after the offering	Up to 19,000,000 shares

Use of proceeds
We will not receive any proceeds from the sale of the common stock. However, we may receive proceeds from the exercise of the warrants.  See "Use of Proceeds" beginning on page 15 for a complete description.

The above information regarding common stock to be outstanding after the offering is based on 17,000,000 shares of common stock outstanding as of February 10, 2009 .

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently believes are immaterial may also impair the Company’s business operations. If any of the following risks actually occur, the Company’s business, financial condition or results of operations could be materially adversely affected, the value of the Company common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

We face competition from other health and fitness facilities and service-providers.

We face formidable competition in every aspect of our business, and particularly from other health and fitness providers seeking to attain clientele. Currently, we consider our primary competitors to be Hosa Sports, Weider-Tera, Impulse, and Powerhouse.  They can use their experience and resources against us in a variety of competitive ways, including by making acquisitions, investing more aggressively in development and competing more aggressively for marketing and advertisers. They may also have a greater ability to attract and retain clientele than we do. If our competitors are successful in providing similar or better facilities, services and products, we could experience a significant decline in clientele or members. Any such decline could negatively affect our revenues.

Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations.

Our operating results may fluctuate as a result of a number of factors, many outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our quarterly, year-to-date and annual expenses as a percentage of our revenues may differ significantly from our historical or projected rates. Our operating results in future quarters may fall below expectations. Any of these events could cause our stock price to fall. Each of the risk factors listed in Risk Factors, and the following factors may affect our operating results:

•	Our ability to continue to attract clientele to our health, fitness and spa facilities.

•	Our ability to generate revenue from our members and clientele for the products and services we offer.

•	Our ability to attract advertisers to our programs.

•	The amount and timing of operating costs and capital expenditures related to the maintenance and expansion of our businesses, operations and infrastructure.

•	Our focus on long-term goals over short-term results.

•	Our ability to keep our facilities operational at a reasonable cost.

•	Our ability to generate revenue from services in which we have invested considerable time and resources.

Because our business is changing and evolving, our historical operating results may not be useful to you in predicting our future operating results.

If we do not continue to innovate and provide products and services that are useful to users, we may not remain competitive, and our revenues and operating results could suffer.

Our success depends on providing products and services that make our members and clientele in the health and fitness community enjoy a more satisfying and enjoyable experience. Our competitors are constantly developing new facilities, products and services. As a result, we must continue to invest in research and development in order to enhance our facilities and our existing products and services and introduce new products and services that people can enjoy and use. The Company spent approximately $70,000 and $100,000 on research and development in 2007 and 2008 fiscal years, respectively. If we are unable to provide quality products and services, then our clients and members may become dissatisfied and move to a competitor’s products and services. Our operating results would also suffer if our innovations are not responsive to the needs of our clients and members.

Our business and operations are experiencing growth. If we fail to effectively manage our growth, by managing our employees and operations and developing our clientele, our business and operating results could be harmed.

We have experienced, and continue to experience, growth in our operations. This has placed, and will continue to place, demands on our management, as well as on our operational and financial infrastructure. If we do not effectively manage our growth, the quality of our products and services could suffer, which could negatively affect our brand and operating results. To effectively manage this growth, we need to continue to improve our operational, financial and management controls and our reporting systems and procedures. These systems enhancements and improvements will require significant capital expenditures and management resources. Failure to implement these improvements could hurt our ability to manage our growth and our financial position.

We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.

Our performance largely depends on the talents and efforts of highly skilled individuals, including trainers and managers. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Our continued ability to compete effectively depends on our ability to attract new personal fitness trainers, skilled members of the health and fitness community, and to retain and motivate our existing contractors.

We may need additional capital to execute our business plan and fund operations and may not be able to obtain such capital on acceptable terms or at all.

Capital requirements are difficult to plan in our rapidly changing industry.  Although we currently expect to have sufficient funding for the next 12 months, we expect that we will need additional capital to fund our future growth.

 Our ability to obtain additional capital on acceptable terms or at all is subject to a variety of uncertainties, including:

•	Investors' perceptions of, and demand for, companies in our industry;

•	Investors' perceptions of, and demand for, companies operating in China

•	Conditions of the U.S. and other capital markets in which we may seek to raise funds;

•	Our future results of operations, financial condition and cash flows;

•	Governmental regulation of foreign investment in companies in particular countries;

•	Economic, political and other conditions in the United States, China, and other countries; and

•	Governmental policies relating to foreign currency borrowings.

We may be required to pursue sources of additional capital through various means, including joint venture projects and debt or equity financings.  There is no assurance that we will be successful in locating a suitable financing transaction in a timely fashion or at all.  In addition, there is no assurance that we will be successful in obtaining the capital we require by any other means.  Future financings through equity investments are likely to be dilutive to our existing stockholders.  Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors.  Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities, and the issuances of incentive awards under equity employee incentive plans, which may have additional dilutive effects.  Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs.  We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition.

If we cannot raise additional funds on favorable terms or at all, we may not be able to carry out all or parts of our strategy to maintain our growth and competitiveness or to fund our operations.  If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

We will incur significant costs as a result of operating as a public company, our management will be required to devote substantial time to new compliance initiatives.

While we are a public company, our compliance costs to date have not been substantial in light of our limited operations.  SOKO has never operated as a public company.  As a public company with substantial operations, we will incur increased legal, accounting and other expenses.  The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders is time-consuming and costly.

It will also be time-consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act").  Certain members of our management have limited or no experience operating a company whose securities are traded or listed on an exchange, nor with SEC rules and requirements, including SEC reporting practices and requirements that are applicable to a publicly traded company.  We will need to recruit, hire, train and retain additional financial reporting, internal controls and other personnel in order to develop and implement appropriate internal controls and reporting procedures.  If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications required by the Sarbanes-Oxley Act.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud.  Any inability to report and file our financial results accurately and timely could harm our business and adversely impact the trading price of our common stock.

We are required to establish and maintain internal controls over financial reporting, disclosure controls, and to comply with other requirements of the Sarbanes-Oxley Act and the rules promulgated by the SEC thereunder.  Our management, including our Chief Executive Officer and Chief Financial Officer, cannot guarantee that our internal controls and disclosure controls will prevent all possible errors or all fraud.  A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.  In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be relative to their costs.  Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within SOKO have been detected.  These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake.  Further, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls.  The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.  Over time, a control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate.  Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

New rules, including those contained in and issued under the Sarbanes-Oxley Act, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our common stock.

We may be unable to attract and retain those qualified officers, directors and members of board of directors committees required to provide for our effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications by principal executive officers.  The perceived personal risk associated with the Sarbanes-Oxley Act may deter qualified individuals from accepting roles as directors and executive officers.

Further, some of these recent changes heighten the requirements for board or committee membership, particularly with respect to an individual's independence and level of experience in finance and accounting matters.  We may have difficulty attracting and retaining directors with the requisite qualifications.  If we are unable to attract and retain qualified officers and directors, the management of our business and our ability to obtain or retain the listing of our common stock on any stock exchange (assuming we are successful in obtaining such listing) could be adversely affected.

We are a holding company that depends on cash flow from Mege Union, its subsidiaries and Queen Group to meet our obligations.

After the consummation of the share exchange, we became a holding company with no material assets other than the stock of Mege Union and Queen Group.  Accordingly, all our operations are conducted by Mege Union, its direct subsidiaries and Queen Group.  We currently expect that the earnings and cash flow of our subsidiary will primarily be retained and used by us in its operations.

Risks Related to Conducting Our Business in the PRC

We are subject to international economic and political risks over which we have little or no control and may be unable to alter our business practice in time to avoid the possibility of reduced revenues.

Our business is conducted in the PRC. Doing business outside the United States, particularly in the PRC, subjects us to various risks including changing economic and political conditions, major work stoppages, exchange controls, currency fluctuations, armed conflicts and unexpected changes in United States and foreign laws relating to tariffs, trade restrictions, transportation regulations, foreign investments and taxation. We have no control over most of these risks and may be unable to anticipate changes in international economic and political conditions. Therefore, we may be unable to alter our business practice in time to avoid the possibility of reduced revenues.

The PRC’s economic policies could affect our business.

Generally, all of our assets are located in the PRC and our revenue is derived from our operations in the PRC. Accordingly, our results of operations and prospects are subject, to a significant extent, on the economic, political and legal developments in the PRC.

While the PRC’s economy has experienced significant growth in the past twenty years, such growth has been uneven, both geographically and among various sectors of the economy. The PRC's government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of the PRC, but they may also have a negative effect on us. For example, operating results and financial condition may be adversely affected by the government control over capital investments or changes in tax regulations. The economy of the PRC has been changing from a planned economy to a more market-oriented economy. In recent years the PRC government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership of productive assets, and the establishment of corporate governance in business enterprises; however, a substantial portion of productive assets in the PRC are still owned by our government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over the PRC’s economic growth through the allocation of resources, the control of payment of foreign currency-denominated obligations, the setting of monetary policy and the provision of preferential treatment to particular industries or companies.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

The PRC historically has not adopted a Western style of management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

Our bank accounts are not insured or protected against loss.

We maintain our cash with various banks and trust companies located in the PRC. Our cash accounts are not insured or otherwise protected. Should any bank or trust company holding our cash deposits become insolvent, or if we are otherwise unable to withdraw funds, we would lose the cash on deposit with that particular bank or trust company.

As we have limited business insurance coverage in the PRC, any loss which we suffer may not be insured or may be insured to only a limited extent.

The insurance industry in the PRC is still in an early state of development and insurance companies located in the PRC offer limited business insurance products. In the event of damage or loss to our properties, our insurance may not provide as much coverage as if we were insured by insurance companies in the United States.

We may face judicial corruption in the PRC.

Another obstacle to foreign investment in the PRC is corruption. There is no assurance that we will be able to obtain recourse in any legal disputes with suppliers, customers or other parties with whom we conduct business, if desired, through the PRC’s poorly developed and sometimes corrupt judicial systems.

If relations between the United States and the PRC worsen, investors may be unwilling to hold or buy our stock and our stock price may decrease.

At various times during recent years, the United States and the PRC have had significant disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade controversies between the United States and the PRC, whether or not directly related to our business, could reduce the price of our common stock.

The government of the PRC could change our policies toward private enterprise or even nationalize or expropriate private enterprises, which could result in the total loss of our and your investment.

Our business is subject to significant political and economic uncertainties and may be affected by political, economic and social developments in the PRC. Over the past several years, the government of the PRC has pursued economic reform policies including the encouragement of private economic activity and greater economic decentralization. The government of the PRC may not continue to pursue these policies or may significantly alter them to our detriment from time to time with little, if any, prior notice.

Changes in policies, laws and regulations or in their interpretation or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to stockholders, or devaluations of currency could cause a decline in the price of our common stock, should a market for our common stock ever develop. Nationalization or expropriation could even result in the total loss of your investment.

The nature and application of many laws of the PRC create an uncertain environment for business operations and they could have a negative effect on us.

The legal system in the PRC is a civil law system. Unlike the common law system, the civil law system is based on written statutes and decided legal cases have little value as precedents. In 1979, the PRC began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in the PRC and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could cause a decline in the price of our common stock. Since these laws, regulations and legal requirements are relatively recent, their interpretation and enforcement involve significant uncertainty.

We face risks associated with currency exchange rate fluctuations.

Although we use the United States dollar for financial reporting purposes, all of the transactions effected by our operating subsidiaries are denominated in the PRC’s Renminbi ("RMB"). The value of the RMB fluctuates and is subject to changes in the PRC’s political and economic conditions. We do not currently engage in hedging activities to protect against foreign currency risks. Even if we chose to engage in such hedging activates, we may not be able to do so effectively. Future movements in the exchange rate of the RMB could adversely affect our financial condition as we may suffer financial losses when transferring money raised outside of the PRC into the country or paying vendors for services performed outside of the PRC.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets based in the PRC.

As our executive officers and several of our directors, including the chairman of our Board of Directors, are Chinese citizens, it may be difficult, if not impossible, to acquire jurisdiction over these persons in the event a lawsuit is initiated against us and/or our officers and directors by a stockholder or group of stockholders in the United States. Also, because our operating subsidiaries and assets are located in the PRC, it may be extremely difficult or impossible for you to access those assets to enforce judgments rendered against us or our directors or executive offices by United States courts. In addition, the courts in the PRC may not permit the enforcement of judgments arising out of United States federal and state corporate, securities or similar laws. Accordingly, United States investors may not be able to enforce judgments against us for violation of United States securities laws.

We may face obstacles from the communist system in the PRC.

Foreign companies conducting operations in the PRC face significant political, economic and legal risks. The Communist regime in the PRC, including a cumbersome bureaucracy, may hinder Western investment.

Capital outflow policies in the PRC may hamper our ability to declare and pay dividends to our shareholders.

The PRC has adopted currency and capital transfer regulations. These regulations may require us to comply with complex regulations for the movement of capital. Although our management believes that we will be in compliance with these regulations, we may not be able to pay dividends to our shareholders outside of the PRC if these regulations or the interpretations of them by courts or regulatory agencies change. In addition, under current PRC law, we must retain a reserve equal to 10 percent of net income after taxes, not to exceed 50 percent of registered capital. Accordingly, this reserve will not be available to be distributed as dividends to our shareholders. We presently do not intend to pay dividends in the foreseeable future. Our management intends to follow a policy of retaining all of our earnings to finance the development and execution of our strategy and the expansion of our business.

Risks Related to Ownership of our Common Stock

Our common stock price is subject to significant volatility, which could result in substantial losses for investors.

Prices for our shares are determined in the marketplace and may accordingly be influenced by many factors, including, but not limited to:

the depth and
•	liquidity of the market for the shares;

•	quarter-to-quarter variations in our operating results;

•	announcements about our performance as well as the announcements of our competitors about the performance of their businesses;

•	investors’ evaluations of our future prospects and the food industry generally;

•	changes in earnings estimates by, or failure to meet the expectations of, securities analysts;

•	our dividend policy; and

•	general economic and market conditions.

In addition, the stock market often experiences significant price fluctuations that are unrelated to the operating performance of the specific companies whose stock is traded. These market fluctuations could adversely affect the trading price of our shares.

The price at which investors purchase shares of our common stock may not be indicative of the price that will prevail in the trading market. Investors may be unable to sell their shares of common stock at or above their purchase price, which may result in substantial losses.

Shares of our common stock lack a significant trading market.

Shares of our common stock are not eligible as yet for trading on any national securities exchange. Our common stock is eligible for quotation in the over-the-counter market on the OTCBB pursuant to Rule 15c2-11 of the Exchange Act. This market tends to be highly illiquid. There can be no assurance that an active trading market in our common stock will develop, or if such a market develops, that it will be sustained. In addition, there is a greater chance for market volatility for securities that trade on the OTCBB as opposed to securities that trade on a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of “bid” and “ask” quotations, and generally lower trading volume.

Future sales of shares of our common stock by our stockholders could cause our stock price to decline.

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of common stock for sale will have on the market price prevailing from time to time. Sales of shares of our common stock in the public market covered under an effective registration statement, or the perception that those sales may occur, could cause the trading price of our common stock to decrease or to be lower than it might be in the absence of those sales or perceptions.

We may issue additional shares of our capital stock or debt securities to raise capital or complete acquisitions, which would reduce the equity interest of our stockholders.

Our certificate of incorporation authorizes the issuance of up to 500,000,00 0 shares of common stock, par value $.001 per share, and 10,000,000 shares of preferred stock with $.001 par value. There are currently 17,000,000 shares of our common stock and no shares of our preferred stock outstanding.  An additional 2,160,000 shares of common stock are reserved for issuance upon the exercise of outstanding warrants and 50,000 shares of common stock are reserved for issuance upon the exercise of outstanding stock options.  As a result, there are approximately 480,790,000 authorized and unissued shares of our common stock and 10,000,000 shares of our preferred stock which have not been reserved and are available for future issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our securities to complete a business combination or to raise capital. The issuance of additional shares of our securities:

•	may significantly reduce the equity interest of investors in this offering; and

•	may adversely affect prevailing market prices for our common stock.

The application of the “penny stock” rules could adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules. Shares of our common stock are subject to rules adopted by the SEC that regulate broker-dealer practices in connection with transaction in “penny stocks.” Penny stocks are generally equity securities with a price of less than $5.00 which are not registered on a national securities exchange, provided that current price and volume information with respect to transaction in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which contains the following:

•	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•
a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities laws;

•	a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the “bid” and “ask” price;

•	a toll-free telephone number for inquiries on disciplinary actions;

•	definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and

•	such other information and is in such form (including language, type, size and format), as the SEC shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer with the following:

•	the bid and offer quotations for the penny stock;

•	the compensation of the broker-dealer and our salesperson in the transaction;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser.  The broker-dealer must receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

Our management and directors own a significant amount of our common stock, giving them influence or control in corporate transactions and other matters, and their interests could differ from those of other stockholders.

Our management and directors own a large percentage of our outstanding common stock. As a result, they are in a position to significantly influence the outcome of matters requiring a stockholder vote, including the election of directors, the adoption of any amendment to our articles of incorporation or bylaws, and the approval of significant corporate transactions. Their control may delay or prevent a change of control on terms favorable to our other stockholders and may adversely affect your voting and other stockholders rights.

We have not paid dividends in the past and do not expect to pay dividends in the future.  Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future.  The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant.  If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this Registration Statement that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Registration Statement, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services and products. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	our ability to attract and retain management;

•	our growth strategies;

•	anticipated trends in our business;

•	our future results of operations;

•	our ability to make or integrate acquisitions;

•	our liquidity and ability to finance our acquisition and development activities;

•	the timing, cost and procedure for proposed acquisitions;

•	the impact of government regulation;

•	estimates regarding future net revenues;

•	planned capital expenditures (including the amount and nature thereof);

•	estimates, plans and projections relating to acquired properties;

•	our financial position, business strategy and other plans and objectives for future operations;

•	the possibility that our acquisitions may involve unexpected costs;

•	competition;

•	the ability of our management team to execute its plans to meet its goals;

•	general economic conditions, whether internationally, nationally or in the regional and local market areas in which we are doing business, that may be less favorable than expected; and

•	other economic, competitive, governmental, legislative, regulatory, geopolitical and technological factors that may negatively impact our businesses, operations and pricing.

Acquisitions

On March 1, 2008, Mege Union entered into an acquisition agreement (the “Tai Ai Agreement”) with Harbin Tai Ai Beauty Co, Ltd (“Tai Ai”) to purchase 100% of the interest of Tai Ai.  Pursuant to the Tai Ai Agreement, Mege Union paid RMB8,000,000 (equivalent to US$1,124,938 at the date of signing) to the Tai Ai shareholders. Mege Union filed a required registration certificate with appropriate Chinese authorities and the acquisition of Tai Ai was deemed complete on July 10, 2008.  Tai Ai is a direct subsidiary of Mege Union engaged in the business of owning and operating a full service spa facility known as Lea Spa, located in the Sofitel Wanda Harbin Hotel.

On March 1, 2008, Mege Union also entered into an acquisition agreement with Shenyang Shengchao Management & Advisory Co., Ltd (“Shengchao”) to acquire 51% of Shengchao’s interest in Shenyang Letian Yoga Fitness Center (“Letian”). The acquisition cost was RMB12,000,000 (equivalent to US$1,687,408 at the date of signing). The results of operations of Letian were included in the consolidated results of operations commencing March 1, 2008.

Regarding the Company’s acquisition strategy, please see "BUSINESS" "-- Key Characteristics" and "-- Marketing Strategy."

All written and oral forward-looking statements made in connection with this prospectus that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

USE OF PROCEEDS

Any net proceeds from any sale of shares of our common stock covered by this prospectus will be received by the selling stockholders. We will not receive any proceeds from the sale of shares by the selling stockholders. However, 2,000,000 of these shares will only be issued upon exercise of warrants. If all of these warrants are exercised for cash, then we will receive gross proceeds of $2,500,000. We will use any proceeds we receive in connection with the exercise of warrants for general corporate and working capital purposes.

DETERMINATION OF OFFERING PRICE

The selling stockholders may sell these shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. We will not receive any proceeds from the sale of shares by the selling stockholders.

DILUTION

Not applicable. We are not offering any shares in this prospectus. All shares are being registered on behalf of our selling stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Safe Harbor Declaration

The comments made throughout this prospectus should be read in conjunction with our financial statements and the notes thereto, and other financial information appearing elsewhere in this document. In addition to historical information, the following discussion and other parts of this document contain certain forward-looking information. When used in this discussion, the words, "believes," "anticipates," "expects," and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from projected results, due to a number of factors beyond our control. SOKO does not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Readers are also urged to carefully review and consider our discussions regarding the various factors, which affect company business, included in this section and elsewhere in this prospectus.

Background

SOKO was incorporated as a Delaware corporation on September 9, 2004 under the name American Business Holdings, Inc. as a holding vehicle to own and control a textile and plastic packaging company in Central and East Africa. On September 12, 2004, SOKO completed a transaction in which it purchased all of the outstanding membership shares in Tissakin Ltd., a Democratic Republic of Congo Corporation, so that Tissakin Ltd. became our wholly owned subsidiary. Through Tissakin, we were a manufacturer of bags for packaging agricultural products in the Democratic Republic of Congo.

On April 11, 2008, we consummated a share exchange and a series of transactions pursuant to which we acquired all of the outstanding shares of common stock of Wealthlink from the Wealthlink Shareholders in exchange for 13,300,000 shares of our common stock and cash.   We also sold the Tissakin operations to our former chief executive officers and certain others.

Following the completion of the transactions described above, we changed our name to SOKO Fitness & Spa Group, Inc. effective as of June 6, 2008.   These transactions are described in further detail under "Prospectus Summary - Background."

Wealthlink was organized under the laws of the Cayman Islands on March 27, 2007 and is headquartered in Harbin, Heilongjiang Province, PRC.  As a result of our acquisition of Wealthlink, we are engaged in the business of providing professional fitness, beauty salon and spa services through ten facilities located in the northeast region of the PRC.

Our Business

We are in the business of operating distinctive destination centers that offer professional fitness, beauty salon and spa services in China. Our beauty salons provide services that include, but are not limited to, skincare, hair dressing, manicure, pedicure, body care, massage, and weight loss therapy. We currently maintain more than 12,000 fitness and yoga memberships and 18,000 beauty and spa memberships within two fitness and yoga clubs and seven spas located in the northeast region of China.  We have one beauty school in Harbin, PRC. Our goal is to provide programs, services, and products that are uniquely combined with exercise, education, and nutrition to assist our members with achieving fitness and beauty goals that may help them achieve a richer lifestyle.

Throughout China, the health and fitness market has experienced significant growth, with the top five operators in the country (representing a combined market share of 19.5%) experiencing a growth rate of about 35% from 2007 to 2008 alone.  In Harbin and Shenyang, SOKO's areas of operation, SOKO currently has market shares of 16% and 6.5%, respectively.  The growth potential in Harbin and Shenyang is substantial.  According to publicly available research sources Harbin has a population of about six million, with 50,000 individuals currently being served in 42 fitness centers and Shenyang has a population of about 12 million, with 62,000 individuals currently being served in 45 fitness centers.  SOKO currently has one fitness center in Harbin and one yoga and fitness center in Shenyang, with approximately 8,000 and 4,000 members, respectively.

With respect to the beauty and spa market, SOKO's market research shows that in its primary market, Harbin, SOKO has a market share of approximately 25-30% of the overall market, with a market share of about 50% of high end spas.  SOKO is the only multi-spa owner in the Northeast region of China.

For the year ended May 31, 2008, our beauty and spa operations accounted for about 83.2% of our revenue, fitness accounted for about 10.7% of our revenue and miscellaneous activities accounted for the remaining 6.1% of our revenue.  For the first half of fiscal 2009, our beauty and spa operations accounted for about 74.0% of our revenue, fitness accounted for about 16.1% of our revenue and miscellaneous activities accounted for the remaining 9.9% of our revenue.  We believe that this revenue breakdown will continue in the future. We generally open our facilities to members 12 hours a day, 7 days a week.  Currently, our members average 29,000 visits per month at the SOKO Fitness Center and Yoga Wave and 21,000 visits per month at our spas.  We are running at maximum capacity at most of our mature facilities.

Our services and products are tailored to high end customers who appreciate quality, personal service from trained professionals.  This customer base, coupled with the growing demand for health and fitness facilities in the PRC has positively impacted our revenues, irrespective of the recent slowdown in the PRC's economy.  We do not anticipate that our business will be materially negatively impacted by the current economic conditions in the region.  However, in the event that economic conditions continue to deteriorate, our business may be affected.

Plan of Operation and Financing Needs

Plan of Operation

SOKO currently has six direct and indirect subsidiaries and is associated with six additional entities comprising the variable interest entity known as the Queen Group.   Each of the entities that comprised the Queen Group are owned independently by our Chairman, Mr. Liu.  Our affiliation with the Queen Group is managed through several exclusive agreements between the Company and each Queen Group’s entity.  As a result of our arrangements with these entities, we effectively control each of the Queen Group entities and, through them, we operate successful salons and fitness centers.  We are also expanding our brand through the establishment of directly owned subsidiaries.   For ease of reference we will refer to all of these entities collectively as our "subsidiaries" throughout this prospectus, unless it is necessary to the understanding of the context to differentiate. Our subsidiaries are as follows:

SOKO FITNESS & SPA GROUP, INC
(a Delaware corporation)
WEALTHLINK CO., LTD.
(a Cayman Islands company)
HARBIN MEGE UNION BEAUTY MANAGEMENT LTD.*
(Legend Spa)
(a PRC company)
Harbin Huang Emperor & Golden Gym Club Co., Ltd.
(PRC)
(SOKO Fitness)
Harbin Queen Beauty Demonstration Center
(PRC)
(Daowai Spa)
Harbin Queen Beauty Vocational Skill Training School
(PRC)
Harbin Daoli Queen Demonstration Beauty Parlor
(PRC)
(Daoli Spa)
Harbin SOKO Spa
Shenyang Queen Beauty Demonstration Co. Ltd.
(Shenyang Queen Beauty Spa)
Shenyang Letian Yoga Fitness Center
(51%)
(Yoga Wave Spa)
Harbin Tai Ai Beauty Co. Ltd.
(Lea Spa)
Harbin Queen Beauty Demonstration Center Nangang Branch
(PRC)
(Nangang Spa)
Harbin Queen Beauty Demonstration Center Xuanhua Branch
(PRC)
(Xuanhua Spa)

*           The entities connected by the dotted line above are collectively known as the "Queen Group" and are the variable interest entity associated with Mege Union.   The Company's relationship with the Queen Group is more particularly described beginning on page 29.

Through more than 15 years of dedicated efforts, we have grown significantly in terms of the number of facilities we operate and our facilities have become distinctive destinations that attract more than 12 ,000 members every year. Our members enjoy professional fitness, beauty salon and spa services provided by the Company.

We are focused on generating revenue in three business segments :  Professional Fitness and Yoga, Beauty and Spa, and Beauty School operations . Our revenues are generated through basic membership fees, fees for our services, the sale of products that complement and supplement our services and the tuition we charge our students.

Our aim is to provide programs, services, and products uniquely combined with exercise, education, and nutrition to help lead our members into living a rich lifestyle as well as achieve their fitness and beauty goals.   We have elected to take advantage of the synergies among our core business lines, locating many of our beauty salons within our spa facilities.  The recently opened Shenyang Queen Legend Spa was opened in the same building as our Shenyang Letian Yoga Fitness Center ("Letian").  The continued development of these overlapping opportunities has enabled us to enhance the value of our services to clients and attracts new clients from one area to another.

We believe that the health and fitness market in China provides an excellent opportunity for growth and we are currently focused on taking advantage of this opportunity to enhance the value of our brand through organic growth and strategic acquisitions.  We have been expanding our business throughout Northeast China by building new facilities and updating and modifying our existing spas and salons.  We believe a key to our growth lies in finding new venues in thriving metropolitan areas and upscale real estate markets where we can target our core demographic customer. We have recently begun tapping in to this market with the opening of the Shenyang Queen Legend Spa in late October 2008.  We will continue to look for opportunities to expand our operations throughout the region.

Management is committed to the growth of the Company through both organic growth and strategic acquisitions.  Members of management research and assess our existing facilities and systems to ensure that they are operating efficiently and that local employees exemplify the professional skill and dedication that has made SOKO a brand to be respected.  In evaluating potential growth opportunities within our existing operations, management evaluates our existing client base and the need for additional services to meet the lifestyle of our clients and the community at large.

Management researches and reviews the demographic makeup of the areas in which we currently operate, as well as other communities to determine the best way to utilize Company resources to expand into new markets.  Our research focuses on those areas that can support a facility that caters to upscale clientele interested in personalized attention and superior service provided by dedicated professionals.  Our marketing department has a well developed plan for identifying and targeting potential geographic sites for business development and expansion.  The tools used by our marketing professionals include reviewing independent market and demographic research and census data, as well as conducting visual inspections and obtaining written surveys of the population in a target area.  The company tracks the results of this research against its business model to determine where or if an existing facility will be upgraded or a  new facility built in any proposed location.  Our internal market research targets growth in both residential areas and business districts among young professionals, business executives, government officials, business owners and other upper middle class individuals.

Our market research has shown that women, particularly professional, upper middle class women, are more likely to prepay for fitness and beauty services and are less likely to forego these services in an economic downturn.  Based on this information, we have targeted our growth and expansion in areas where women are likely to want to use our services - in upper middle class residential areas and business districts serving large corporations and thriving small businesses.  We believe that this business profile provides the best opportunity for growth in the Northeast region of China and is the least susceptible to economic stress.

This type of research resulted in our recent opening of the Shenyang Queen Legend Spa.

The company may also utilize alternative methods of expanding its business in the Northeast region of China, including partnering with existing spa owners or establishing franchises.  These strategies are under consideration and may be opportunistically developed in the future as deemed appropriate.

Coupled with the desire to grow our business outlined above, we believe that it is key to our ongoing success that all of our facilities be fitted with the most sophisticated equipment and technology available.  It is our intention to develop and use 21st century technology to enhance the experience of each of our clients.  We are developing a website for our members that will allow members to, among other things: consult with our team of professional service providers, make appointments, hold on-line discussions with our staff and other clients and review educational materials.  We hope to have this site up and running by March 2009.  We will continue to update and change our technology as new operating systems and software are introduced so we can remain ahead of the curve.

Financing Needs

As we have discussed above, the Company intends to pursue organic and acquisitive growth in the future.  At this time, we believe that our existing cash reserves and incoming cash from operations are sufficient to support annual growth of approximately 25% year over year.  In order of priority, with existing reserves and income from operations, we have prioritized our potential growth, focusing on the opening of new facilities first.  Any additional capital expenditures are made first to upgrade our existing facilities to attract new clients and keep existing ones and then to acquisitions of facilities from other parties.   As we identify potential acquisition targets that fall within our target demographic, we may pursue sources of additional capital through various means, including joint venture projects and debt or equity financings in an effort to accelerate our growth.   Further, the Company has access to short-term lending facilities which may be used to support our organic growth in the future.  These short-term loans are repaid with the cash received through prepaid memberships.  Approximately 60% of our members prepay for one year or more.  Membership prepayments are non-refundable.

Results of Operation

For the Fiscal Years Ended May 31, 2008 Compared to May 31, 2007

	May 31, 2008 USD	May 31, 2007 USD	Change
Net Sales
Beauty and Spa	$11,626,414	$5,380,378	$6,246,036
Fitness and Yoga	$1,497,040	$889,320	$607,720
Other	$839,676	$1,123,873	$(284,197)

Revenue	$13,963,130	$7,393,572	$6,569,558

Cost of Sales	$4,119,490	$1,735,376	$2,384,114
Gross Profit	$9,843,640	$5,658,196	$4,185,444
Gross Profit Margin	70%	77%	(7)%
Operating Expenses	$4,327,700	$2,694,681	$1,633,019
Other Income (Expenses)	$(57,148)	$56,781	$(113,929)
Income Tax Provision	74,381	735	73,646

Net Income	$5,275,930	$3,019,560	$2,256,370

Revenues:

Revenues for the year ended May 31, 2008 increased by approximately $6.6 million or 89% to $14.0 million as compared to $7.4 million for the year ended May 31, 2007. Our sales growth was driven by increasing sales from our existing customers and our continued efforts to add new customers in new and expanding facilities.

Compared to fiscal year 2007, beauty and spa revenues increased by 116.0%, driven by the increasing number of memberships and recognized revenues. Fitness and yoga revenues increased by 68.3%, driven by the increase of pre-paid memberships resulting in an increase in recognized revenue and the acquisition of Letian.  Other revenues, which consist of beauty school tuition and related student costs, decreased by 25.3%, driven by a shift in the offerings of the beauty school from short-term to long-term programs.  Our business is not seasonal.

Gross Profit:

We achieved gross profits of $9. 8 million for the year ended May 31, 2008, compared to $5.7 million for the previous year, representing a 72% or approximately $4. 1 million year to year increase. Our overall gross profit margin as a percentage of revenue was 70 % for the year ended May 31, 2008, compared to 77% for the previous year. The slight decrease in our gross profit margin was driven by sales growth in lower margin products and services.

Operating Expenses:

Operating expenses consisted of selling, general and administrative expenses and increased by approximately $1.6 million to $4.3 million for the year ended May 31, 2008 from $2.7 million for the previous year. This increase in selling, general and administrative expenses by 59% is mainly attributable to the increase in amortization of leasehold improvement. rental expenses and other expenses relating to increasing sales.  The overall increase in our operating expenses was in proportion to our increase in sales.

Income Tax Provision:

Our provisions for income taxes for the year ended May 31, 2008 and 2007 were $74,381 and $735, respectively.  The major difference of income tax between two years derived from taxable income increase in Queen Group. Queen Group consists of five individually-owned sole proprietorships, which are generally exempt from paying corporate level income taxes.  Our fitness centers have an applicable tax rate of 3% of our total revenue, whereas the applicable tax rate for our other facilities is 5% of fixed estimated revenue which is assessed at the beginning of each year for the full year.

Net Income:

Net income for the year ended May 31, 2008 increased by approximately $2. 3 million to $5. 3 million as compared to $3.0 million for the previous year. The year to year net income increase of 77 % was mainly attributable to increase in our gross profit coupled with a low income tax rate.

For the Three Months Ended November 30, 2008 Compared to November 30, 2007

	November 30, 2008 USD	November 30, 2007 USD	Change
Net Sales
Beauty and Spa	$3,427,099	$3,206,655	$220,443
Fitness and Yoga	$752,706	$87,212	$665,494
Others	$428,486	$39,508	$388,978
			-
Revenue	$4,608,291	$3,333,376	$1,274,915
Cost of Sales	$1,100,242	$1,198,587	$(98,345)
Gross Profit	$3,508,049	$2,134,789	$1,373,260
Gross Profit Margin	76%	64%	12%
Operating Expenses	$1,724,190	$1,066,977	$657,213
Income Tax Provision	$26,305	$2,181	$24,124

Net Income	$1,676,405	$1,066,433	$609,972

Revenues:

Revenues for the three months ended November 30, 2008 increased by approximately $1.27 million or 38% to $4.61million as compared to $3.33 million for the three months ended November 30, 2007. Our sales growth was driven by increasing sales from our existing customers and our continued efforts in new and expanding facilities.  The sales from our more mature facilities were about $4.15 million while the sales from the facilities we opened in the first quarter of fiscal 2009 were about $0.45 million.

Compared to the same quarter of 2007, beauty and spa revenues increased by 7%, driven primarily by the opening of two new facilities in the first quarter and the relocation of the Kunlun Spa to Xuanhua at the end of the second quarter. Fitness and yoga revenues increased by 763%, mainly as a result of the acquisition of a majority interest in Letian in March 2008.  Letian contributed about 523% to our fitness and spa revenue growth.  Our business is not seasonal.

Gross Profit:

We achieved gross profits of $3.51 million for the three months ended November 30, 2008, compared to $2.13 million for the same quarter of previous year, representing a 64% quarter to quarter increase. Our overall gross profit margin as a percentage of revenue was 76% for the three months ended November 30, 2008, compared to 64% for the previous year.  Products sales have a comparatively low gross margin, whereas our services have a high gross profit margin. As our new spas become more mature and our products sales increase, our gross margins tend to settle at an average level of around 74%.

Operating Expenses:

Operating expenses consisted of selling, general and administrative expenses and increased by approximately $0.66 million to $1.72 million for the three months ended November 30, 2008 from $1.07 million for the same quarter of previous year. This represented an increase from 32% to 37% of our revenue. The increase in selling, general and administrative expenses is mainly driven by the high cost of being a public company and building up the management team for our new facilities. The overall increase in our operating expenses was in proportion to our increase in sales and opening new stores.

Income Tax Provision:

Our provisions for income taxes for the quarter ended November 30, 2008 and 2007 were $26,305 and $2,181, respectively.  The major difference of income tax between the year to year periods derived from taxable income increase in Queen Group. Queen Group consists of five individually-owned sole proprietorships, which are generally exempt from paying corporate level income taxes. Our fitness centers have an applicable tax rate of 3% of our total revenue, whereas the applicable tax rate for our other facilities is 5% of fixed estimated revenue which is assessed at the beginning of each year for the full year.

Net Income:

Net income for the three months ended November 30, 2008 increased by approximately $0.61 million to $1.68 million as compared to $1.07 million for the prior year period. The quarter to quarter net income increase of 57% was mainly attributable to an increase in our gross profit coupled with a low income tax rate.

For the Six Months Ended November 30, 2008 Compared to November 30, 2007

	November 30, 2008 USD	November 30, 2007 USD	Change
Net Sales
Beauty and Spa	$6,579,871	$5,173,888	$1,405,983
Fitness and Yoga	$1,426,779	$186,746	$1,240,033
Others	$878,508	$94,303	$784,205

Revenue	$8,885,158	$5,454,937	$3,430,220
Cost of Sales	$2,072,083	$1,715,396	$356,687
Gross Profit	$6,813,075	$3,739,541	$3,073,533
Gross Profit Margin	77%	69%	8%
Operating Expenses	$3,319,689	$1,708,109	$1,611,580
Income Tax Provision	$51,437	$2,760	$48,677

Net Income	$3,319,746	$2,030,726	$1,289,020

Revenues:

Revenues for the six months ended November 30, 2008 increased by approximately $3.43 million or 63% to $8.88 million as compared to $5.45 million for the six months ended November 30, 2007. Our sales growth was driven by increases in our memberships and the opening of several new facilities in the first half of the year.  The sales from our more mature facilities were about $8.22 million while the sales from the facilities we opened during the first half of fiscal 2009 were about $0.66 million.

Compared to the same period of 2007, beauty and spa revenues increased by 27%, driven primarily by the opening of new facilities during the period. Fitness and yoga revenues increased by 664%, driven primarily by the acquisition of a majority interest in Letian in March 2008, Letian's activities contributing about 456% of the overall increase in this segment.  Our business is not seasonal.

Gross Profit:

We achieved gross profits of $6.81 million for the six months ended November 30, 2008, compared to $3.74 million for the corresponding period of the previous year, representing an 82% period to period increase. Our overall gross profit margin as a percentage of revenue was 77% for the six months ended November 30, 2008, compared to 69% for the prior year period.  Products sales have a comparatively low gross margin, whereas our services have a high gross profit margin. As our new spas become more mature and our products sales increase, our gross margins tend to settle at an average level of around 74%.

Operating Expenses:

Operating expenses consisted of selling, general and administrative expenses and increased by approximately $1.61 million to $3.32 million for the six months ended November 30, 2008 from $1.71 million for the corresponding prior year period. This represented an increase from 31% to 37% of our revenue. This increase in selling, general and administrative expenses is mainly driven by the high cost of being a public company and building up the management team for our new facilities. The overall increase in our operating expenses was in proportion to our increase in sales and opening new stores.

Income Tax Provision:

Our provisions for income taxes for the six months ended November 30, 2008 and 2007 were $51,437 and $2,760, respectively.  The major difference of income tax between the two periods derived from taxable income increase in Queen Group, Queen Group consists of five individually-owned sole proprietorships, which are generally exempt from paying corporate level income taxes. Our fitness centers have an applicable tax rate of 3% of our total revenue, whereas the applicable tax rate for our other facilities is 5% of fixed estimated revenue which is assessed at the beginning of each year for the full year.

Net Income:

Net income for the six months ended November 30, 2008 increased by approximately $1.29 million to $3.32 million as compared to $2.03 million for the previous year period. The period to period net income increase of 63% was mainly attributable to our high gross profit.

In general, our membership base turns over at a rate of about 15% per year.  We believe that this turnover is normal and acceptable within our target market, although we are strengthening our marketing strategies, enhancing our facilities to provide a state of the art experience for our members and increasing the knowledge and skill level of our staff in order to minimize our member turnover.  We believe that our revenue for the fiscal year ended May 31, 2009 will continue to increase primarily as a result of our expansion of products and services, increased emphasis on enrolling new members and improving member retention, and our strong focus on developing the SOKO® and Queen's Beauty® brands in the northeast region of China.  As we develop higher margin offerings (such as spa services), our profits and margins should be positively impacted going forward.  We have begun to implement significant growth and expansion plans in existing and new facilities that we believe will result in higher net income in the long run. However, as we undergo these changes in our business, we believe we will incur a significant increase in our operating expenses, mainly due to construction costs, increased salaries and benefits and sales commissions, which will impact our bottom line, at least in the short term.

Liquidity and Capital Resources

	For the Fiscal Year Ended
	May 31, 2008	May 31, 2007
Cash provided by (used in):
Operating Activities	$5,149,473	$1,523,868
Investing Activities	$(8,612,510))	$(3,744,281)
Financing Activities	$4,437,315	--

Operations

Cash provided by operating activities totaled $ 5.1 million for the year ended May 31, 2008 as compared to $1.5 million in the previous year. The increase in our cash provided by operations is due to the increase in our net income, together with a decrease in our deposit to vendors.

Investments

We invested $5. 9 million in fixed assets and construction in process for the year ended May 31, 2008 as compared to $3.7 million in the previous year. The investments are a part of our development plan which includes the leasehold improvement of our existing stores and opening of new venues.  We also invested $2.8 million in purchasing subsidiaries for the year ended May 31, 2008.

Financing

Cash provided by financing activities totaled $ 4.4 million for the year ended May 31, 2008.  We did not have any financing activities for the prior fiscal year.  Our financing cash provided during the period included $1 million from paid in capital, approximately $1 million proceeds from issuance of common stock and approximately $2.5 million from short term loans, which include the following :

		Balance at
		May 31, 2008	May 31, 2007
a)	Loan payable to an unrelated bank one year term from February 29, 2008 to January 29, 2009 at a fixed interest rate of 0.62% per month,	$1,729,107	$-

b)	Loan payable to an unrelated party one year term from October 23, 2007 to October 28, 2008 at a fixed interest payment of RMB4,000 per quarter	288,184	-

c)	Loan payable to a related party one year term from April 1, 2008 to March 31, 2009 free of interest	529,953

	Total	$2,547,244	$-

Interest expense paid for the above short term loans totaled $49,042 and $0 for the years ended May 31, 2008 and 2007, respectively.  The loan from an unrelated bank is secured by a building owned by Queen Group.

	For the Six Months Ended
	November 30, 2008	November 30, 2007
Cash provided by (used in):
Operating Activities	$4,094,072	$(520,731)
Investing Activities	$(3,739,076)	$(601,018)
Financing Activities	$(1,276,215)	$1,000,000

Operations

Cash provided by operating activities totaled $4.09 million for the six months ended November 30, 2008 as compared to $0.52 million used in the same period of previous year. The increase in our cash provided by operations is due to the increase in our net income and advances from our customers, offsetting increase in our prepayments of rent and amounts due to vendors.

Investments

We invested $3.84 million in fixed assets and construction in process for the six months ended November 30, 2008 as compared to $0.60 million in the same period of previous year. The investments are a part of our development plan which includes the leasehold improvement of our existing stores, construction of new facilities and moving the Kunlun Spa to its new location in Xuanhua at the end of the second quarter.

Financing

We made repayments to short-term loans of $1.03 million in cash for the six months ended November 30, 2008.

	Balance at
	November 30,	May 31,
	2008	2008
a) Loan payable to an unrelated bank
one year term from February 29, 2008
to January 29, 2009 at a fixed interest rate
of 0.62% per month.	$-	$1,729,107

b) Loan payable to an unrelated bank
one year term from November 21, 2008 to November 20, 2009 at a fixed interest
rate of 0.4995% per month.	1,025,581	-

c) Loan payable to an unrelated party one year
term from October 23, 2007 to October 28, 2008
at a fixed interest payment of RMB4,000 per quarter. This loan was extended to December 7, 2008 at a fixed interest rate of 2% per month	293,023	288,184

d) Loan payable to a related party one year
term from April 1, 2008 to March 31, 2009
free of interest	-	529,953

Total	$1,318,604	$2,547,244

Short-term loans are repaid with the cash received through prepaid memberships.  Approximately 60% of our members prepay for one year or more.  Membership prepayments are non-refundable . Interest expense paid for the above short term loans totaled $11,461 and $0 for the six months ended November 30, 2008 and 2007, respectively.  The currently outstanding loan from an unrelated bank is secured by the building owned by Queen Group.

Capital Expenditures

On March 1, 2008, Mege Union entered into the Tai Ai Agreement with Tai Ai to purchase 100% of the interest of Tai Ai.  Pursuant to the terms of the Tai Ai Agreement, Mege Union was to pay RMB8,000,000 (equivalent to US$1,124,938 at the date of signing) to the Tai Ai shareholders on or before June 1, 2008.  As of May 31, 2008, Mege Union made all required payments under the Tai Ai Agreement. Upon filing of a registration certificate with appropriate Chinese authorities, the acquisition of Tai Ai will be deemed complete.

On March 1, 2008, Mege Union also entered into an acquisition agreement with Shengchao to acquire 51% of Shengchao’s interest in Letian. The acquisition cost was RMB12,000,000 (equivalent to US$1,687,408 at the date of signing). The results of operations of Letian were included in the consolidated results of operations commencing March 1, 2008.

The general purpose of the Tai Ai and Letian acquisitions is to expand our business presence in the Shenyang and Harbin markets, resulting in a maximization of profits. The funds used for the acquisitions came from the following sources :

Fund Source	Amount	Percentage of Acquisition Cost

Loan	$811,125	28.4%
Financing	$793,711	27.8%
Existing Profits	$1,252,307	43.8%
Total	$2,857,143	100.0%

We have also committed to upgrade and retrofit new and existing operations in several locations to maximum our appeal to existing and new clients in those locations, thus increasing our potential profit for the future.  In general, upgrading and retrofitting our facilities consists of cosmetic renovation, purchasing state of the art equipment, if appropriate, and reconfiguring space to add attractive amenities that are designed to appeal to a sophisticated market. We have estimated the costs of these initiatives to cost approximately $3.7 million for the next fiscal year, to be allocated as follows:

Store Location	Modification	Cost Estimate

SOKO	Old store upgrading	$423,571
Da Fu Yuan	New store outfitting	$1,170,000
Da Qing	New store outfitting	$1,314,285
Dao Wai	Old store upgrading	$379,188
Headquarters	Old store upgrading	$31,442
Nan Gang	Old store upgrading	$337,496
Total		$3,655,983

We anticipate that these funds will come from short-term loans and cash flow generated by our ongoing operations.

We believe that our brand name has value.  As part of our long-term growth strategy, we anticipate capitalizing on this value by establishing a sophisticated network of salons, spas and fitness centers to expand our territory and client base. We believe that there is significant potential for the Company's growth going forward.

Off-Balance Sheet Arrangements

We do not have off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities”.

Critical Accounting Policies

While our significant accounting policies are more fully described in Note 1 to our consolidated financial statements, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Basis of presentation and consolidation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated financial statements include the financial statements of SOKO, and its direct and indirect subsidiaries, as well as the Queen Group. All significant inter-company transactions and balances among SOKO, its subsidiaries and the Queen Group are eliminated upon consolidation.

Use of estimates

In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories.  Actual results could differ from those estimates.

Accounts and other receivables

Accounts and other receivables are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible amounts, as needed. The Company uses the aging method to estimate the valuation allowance for anticipated uncollectible receivable balances. Under the aging method, bad debt percentages determined by management based on historical experience as well as current economic climate are applied to customers’ balances categorized by the number of months the underlying invoices have remained outstanding. The valuation allowance balance is adjusted to the amount computed as a result of the aging method. When facts subsequently become available to indicate that the allowance provided requires an adjustment, then the adjustment will be classified as a change in estimate.  There was no allowance for uncollectible amounts for the years ended May 31, 2008 and 2007.

Inventories

Inventory is mainly comprised of hair and skin care supplies . Inventories are stated at the lower of cost, as determined on a first-in, first-out basis, or market. Costs of inventories include unused purchases and supplies for providing beauty treatments .

Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives of the assets are as follows:

Building & buildings improvement                                                                       10 years
Machinery and equipment                                                                                       5 years
Computer, office equipment and furniture                                                             5 years
Automobiles                                                                                                               5 years

The carrying value of property, plant and equipment is assessed annually and when factors indicating impairment is present, the carrying value of the fixed assets is reduced by the amount of the impairment. The Company determines the existence of such impairment by measuring the expected future cash flows (undiscounted and without interest charges) and comparing such amount to the net asset carrying value. An impairment loss, if exists, is measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Construction in progress

Construction in progress represents direct costs of construction or acquisition and design fees incurred. Capitalization of these costs ceases and the construction in progress is transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until it is completed and ready for intended use.  For the years ended May 31, 2008 and 2007, the Company had total accumulated costs involved with construction in progress of approximately $3.7 million and $0.8 million, respectively.

Goodwill

Goodwill and other intangible assets are accounted for in accordance with the provisions of Statement of Financial Accounting Standards ("FAS") No. 142, “Goodwill and Other Intangible Assets.” Under FAS No. 142, goodwill, including any goodwill included in the carrying value of investments accounted for using the equity method of accounting, and certain other intangible assets deemed to have indefinite useful lives are not amortized. Rather, goodwill and such indefinite-lived intangible assets are assessed for impairment at least annually based on comparisons of their respective fair values to their carrying values. Finite-lived intangible assets are amortized over their respective useful lives and, along with other long-lived assets, are evaluated for impairment periodically whenever events or changes in circumstances indicate that their related carrying amounts may not be recoverable in accordance with FAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”

In evaluating long-lived assets for recoverability, including finite-lived intangibles and property and equipment, the Company uses its best estimate of future cash flows expected to result from the use of the asset and eventual disposition in accordance with FAS No.144. To the extent that estimated future, undiscounted cash inflows attributable to the asset, less estimated future, undiscounted cash outflows, are less than the carrying amount, an impairment loss is recognized in an amount equal to the difference between the carrying value of such asset and its fair value. Assets to be disposed of and for which there is a committed plan of disposal, whether through sale or abandonment, are reported at the lower of carrying value or fair value less costs to sell.

There were no impairment losses recognized for the periods presented .

Revenue recognition

The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin (“SAB”) No. 104.  Sales revenue is generally recognized when the services are provided and payments are received or collections are reasonably assured. Payments received in advance from membership fees but not yet earned are recorded as deferred revenue.   Initial non-refundable membership fees are recognized on a straight-line basis of estimated membership life.

Foreign currency translation

Our functional currency is RMB but we use USD for financial reporting purposes. We maintain our books and records in our functional currency, being the primary currency of the economic environment in which our operations are conducted.

In general, for consolidation purposes, we translate our assets and liabilities into USD using the applicable exchange rates prevailing at the balance sheet date, and the statement of income and cash flows are translated at average exchange rates during the reporting period. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Equity accounts are translated at historical rates. Adjustments resulting from the translation of our financial statements are recorded as accumulated other comprehensive income.

This quotation of the exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the People's Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rate quoted by the People's Bank of China. The rate of exchange quoted by the People’s Bank of China at May 31, 2008 was US$1.00 = RMB6.94 and at November 28, 2008 was US$1.00 = RMB6.8254 .

Recent Accounting Pronouncements

In February 2007, the Financial Accounting Standards Board ("FASB") issued FAS No. 159, "The Fair Value Option for Financial Assets and Financials Liabilities — Including an Amendment of FAS No. 115." This standard permits measurement of certain financial assets and financial liabilities at fair value. If the fair value option is elected, the unrealized gains and losses are reported in earnings at each reporting date. Generally, the fair value option may be elected on an instrument-by-instrument basis, as long as it is applied to the instrument in its entirety. The fair value option election is irrevocable, unless a new election date occurs. FAS No. 159 requires prospective application and also establishes certain additional presentation and disclosure requirements. The standard is effective as of the beginning of the fiscal year that begins after November 15, 2007. We are currently evaluating the provisions of FAS No. 159 to determine the potential impact, if any, the adoption will have on our financial statements.

In June 2007, FASB issued Staff Position No. EITF 07-3, “Accounting for Nonrefundable Advance Payments for Goods or Services Received for use in Future Research and Development Activities.” which addresses whether nonrefundable advance payments for goods or services that used or rendered for research and development activities should be expensed when the advance payment is made or when the research and development activity has been performed. We have adopted EITF 07-3 and expensed the research and development as it incurred.

In December 2007, FASB issued FAS No. 160,“Noncontrolling Interests in Consolidated Financial Statements - an amendment of Accounting Research Bulletin No. 51,” which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the non-controlling interest, changes in a parent’s ownership interest and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. The Statement also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. FAS No. 160 is effective for fiscal years beginning after December 15, 2008. We have not determined the effect that the application of FAS No. 160 will have on our consolidated financial statements.

In December 2007, FAS No. 141(R), "Business Combinations," was issued replacing FAS No. 141, "Business Combinations." FAS No. 141R retains the fundamental requirements in FAS No. 141 that the acquisition method of accounting (which FAS No. 141 called the "purchase method") be used for all business combinations and for an acquirer to be identified for each business combination. FAS No. 141R requires an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions. This replaces FAS No. 141’s cost-allocation process, which required the cost of an acquisition to be allocated to the individual assets acquired and liabilities assumed based on their estimated fair values. FAS No. 141R also requires the acquirer in a business combination achieved in stages (sometimes referred to as a step acquisition) to recognize the identifiable assets and liabilities, as well as the non-controlling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with FAS No. 141R). FAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. We have adopted FAS No. 141R.

Income Taxes

Wealthlink is a tax exempted company incorporated in the Cayman Islands and conducts all of its business through its subsidiary, Mege Union, and variable interest entity, Queen Group. The share exchange transaction between Wealthlink and American Business Holdings, Inc. was considered a reverse merger, and the Company is a Delaware corporation. For accounting purpose, the transaction was treated under purchase method as a reorganization. There was no goodwill or additional value recorded in such transaction. Therefore, the share exchange is not considered a taxable event.

1)	Corporate Income Tax

The Company is a Delaware corporation and conducts all of its business through Mege Union and Queen Group, both Chinese subsidiaries. All business is conducted in PRC.

Queens Group consists of five individual-owned sole proprietorships, which are generally exempt from paying corporate level income taxes, and one limited liability company, which is subject to a statutory rate of 27% on its taxable income, which is fixed as 10% of annual revenue.  Letian is subject to an income tax rate of 25% on all net income.

2)	Business Sales Tax

General business sales taxes are levied on business under both Queen Group and Mege Union.  Except Harbin Huang Emperor & Golden Fitness which is subject to 3% of actual revenue and Letian which is subject to 5% of actual revenue, all other business is subject to either 3% or 5% on pre-determined fixed revenue.

BUSINESS

Our Business

We are in the business of operating distinctive destination centers that offer professional fitness, beauty salon and spa services in China. Our beauty salons provide services that include, but are not limited to, skincare, hair dressing, manicure, pedicure, body care, massage, and weight loss therapy. We currently maintain more than 12,000 fitness memberships and 18,000 beauty and spa memberships within two fitness clubs and seven spas located in the northeast region of China.  We have one beauty school in Harbin, PRC. Our goal is to provide programs, services, and products that are uniquely combined with exercise, education, and nutrition to assist our members with achieving fitness and beauty goals that may help them achieve a richer lifestyle.  For the convenience of our members and potential members, we have located our beauty salons in each of our spas.

To continue to support a strong member base, SOKO employs the following key characteristics to provide its members with a high quality product: fully functioning, high quality centers, a breadth of courses and services, and a strong focus on membership benefits and member experience.

Overview

We currently operate facilities under the following brands for use by our members:

Services, Programs and Products

We offer the following services and programs to our members.

Professional Fitness	Beauty Salon	Lifestyle and Spa
•Cardiovascular, resistance and free-weight equipment;
•Professional training;
•Group Training;
•Comprehensive Fitness Testing;
•Educational Demonstrations;
•Nutrition Coaching;
•Weight Loss Programs;
•Remix;
•Fight-do;
•Body-Balance
	• Hair, Nail and Skin Care; • Body Re-shaping; • Whirlpool, Sauna and Steam Room	• Yoga; • Swimming Pool; • Therapeutic Massage; • Body Massage

We also offer our members high-end beauty and skin care products, including: Albion; Albion-EXG; Syma; La Colline; SELF’SHOW; and BDO product lines.

Our goal is to provide programs, services, and products that are uniquely combined with exercise, education, and nutrition to assist our members with achieving fitness and beauty goals that may help them achieve a richer lifestyle.

As of the end of our most recent fiscal year, our revenues from each of our business segments was:

	May 31, 2008 USD	May 31, 2007 USD
Beauty and Spa	$11,626,414	$5,380,378
Fitness and Yoga	1,497,040	889,320
Other (1)	839,676	1,123,873
Total	$13,963,130	$7,393,572

(1)	Revenue categorized as "Other" is derived from tuition income from our beauty school and sales of beauty products to students.

The Queen Group

Each of the Queen Group entities was established as an independent business in 1992.  The Queen Group entities became part of Mege Union in 2007 .  The Queen Group's revenue accounted for 86% and 100% of our total revenue for fiscal years 2008 and 2007, respectively .  The Queen Group consists of independently owned variable interest entities through which we operate successful salons and fitness centers.   Our Chairman, Mr. Liu, is the sole owner of each of the Queen Group entities .  The companies comprising the Queen Group are:

Harbin Huang Emperor & Golden Gym Club Co., Ltd.;
Harbin Daoli Queen Demonstration Beauty Parlor;
Harbin Queen Beauty Demonstration Center (and the Nangang and Xuanhua (formerly Kunlun ) branches of the Center); and
Harbin Queen Beauty Vocational Skill Training School.

Our affiliation with the Queen Group is managed through several exclusive agreements between the Company and each Queen Group’s entity.  These agreements are:

1.
a Consulting Services Agreement between Mege Union and the Queen Group entity that provides for Mege Union to exclusively provide essential services relating to technology, human resources and research and development to the Queen Group entity in exchange for a Consulting Services Fee; Mr. Liu, sole proprietor of each of the Queen Group entities, has not charged the Company, nor has the Company paid Mr. Liu, any fees under the Consulting Services Agreement;

2.
an Operating Agreement between Mege Union and the Queen Group entity that prohibits the Queen Group entity from taking certain material actions or entering into material agreements, including assuming debt, selling or purchasing any assets or rights, using the entity's assets or rights as collateral, or assigning some or all of the business to a third party, without the prior written consent of Mege Union;

3.
an Option Agreement among Mege Union, the Queen Group entity and the shareholders of such entity that grants Mege Union the right to acquire all of the shareholders' interest in the Queen Group entity when, if and to the extent permitted by the laws of the People's Republic of China and prohibits the shareholders from otherwise disposing of their interest in the Queen Group entity except with the prior written consent of Mege Union;

4.
an Equity Pledge Agreement among Mege Union, the Queen Group entity and the shareholders of such entity that grants Mege Union a pledged interest in all of the issued and outstanding interest of the shareholders in the their shares, including the right of Mege Union to vote such shares, as security for the performance of the Queen Group entity's obligations under the Consulting Services Agreement and further ; and

5.
a Proxy Agreement between Mege Union and the shareholders of the Queen Group entity that grants the board of directors of Mege Union an irrevocable proxy for the maximum period permitted by law, to vote the shareholders shares of the Queen Group entity in such manner and for or against such proposals as the board may determine.

Although each of the Queen Group entities has its own set of agreements with us, the terms and conditions of the agreements are identical for each entity .  As a result of the understandings and agreements provided in the foregoing documents, we effectively control each of the Queen Group entities.   Except as set forth in these agreements, Mr. Liu is not entitled to any other compensation in connection with his ownership of the Queen Group entities.

We generally open our facilities to members 12 hours a day, 7 days a week.  Currently, are averaging 19,800 visits per month at our SOKO International Fitness Center and 9,000 visits per month at our four Queen’s Beauty Spas and SOKO Beauty & Spa.

We typically experience the highest level of member activity at our fitness facility and beauty salon & spa facilities during the hours of 11:00 a.m. – 01:00 p.m. and 05:00 p.m. – 07:00 p.m. Currently, we are running at the maximum capacity at each one of our facilities.  We believe additional facilities are needed to optimize the usage of our facilities, to maximize the satisfaction of our members, and to avoid inadequate space issues, such as lack of equipment, professional trainers, spa & beauty professionals, etc.

Key Characteristics

Combined with 15 years of knowledge and experience with beauty salon operations, advanced western management, and Chinese consumers’ habit, we have has developed a localized managing system that supports our leading position in our current fitness & spa operations as well as our future expansion potential.

Our internal management systems address the following areas:
•	Working environment;
•	Equipments;
•	Research & Development;
•	Employee benefits; and
•	Employee training (professional courtesy).

Additionally, we have dedicated managers who focus on the following external areas of management control:
•	Marketing;
•	Financing;
•	Logistic control; and
•	Public relations.

We have instituted a number of incentive plans that are designed to attract and motivate customers, employees and strategic partners, leading to more solid relationships and enhanced customer loyalty.

We have set our focus on serving wealthy individuals with premium consumption powers (mid- to upper-tier consumer group). We have also set our consumer focus on corporate clients who are willing to compensate their employees with memberships in our facilities as extra benefits. However, currently we are not reliant on corporate clients.  As of November 30 , 2008, corporate clients contributed approximately 2.7% to our total revenue.

Marketing Strategy

We strategically target the following individual customer groups to differentiate ourselves from our competitors:

•	Management level group from various enterprises (this group has the highest demands on their lifestyle and tastes as well as the awareness of their appearances and health conditions);

•
White-collar group from various enterprises (this group tends to be the most active group of population in pursuit of the newest trends in fashion & sport activities. They also have high quality lifestyles and are considered one of the strongest consumption power groups) :

•	Government group (this group tends to contain the more senior portion of the population which has comparatively higher demands on their conditions ); and

•	Foreigner group (this group is the mature-stage-consumer group who usually have higher incentives and initiatives to become the member of beauty salon & spa and fitness center).

We not only engage in the traditional marketing tools to advertise in the market space, but also develop mutual beneficial platforms through our institutional customers to further enhance our marketing strategy:

•
Direct Telemarketing: by having access to the contact information of wealthy individuals and households, SOKO believes direct telemarketing is one of most effective marketing to reach its desired target customers. Our partner for information sharing in this sector is China Mobile Ltd.;

•
Event Sponsorship: by engaging the major event sponsorships with other reputable institutes, we have further increased our market awareness and exposure within the wealthy individual and household communities. Our partner for information sharing in this sector is Hiersun Diamond Group;

•
Joint Sales: we jointly sell our memberships with third party institutes to efficiently utilize the marketing effects of other brands and eventually to achieve mutual benefits by all parties. Some of our partners for information sharing in this sector include China Everbright Bank, Shanghai Pudong Development Bank, China Southern Airline and Songlei Commercial Group; and

•	Traditional Media: SOKO also reaches its target customers through traditional media channels such as TV ads, Magazine, Radio and Newspapers.

With respect to the information sharing partnerships referenced above, our partners provide us with VIP customer lists for target marketing. In return, we provide discount group membership for our partners as part of their employee benefit plans. In addition, we engage in promotional events with shopping malls, and provide some shops with salon and spa discounts for customers.

Competition

China’s health and fitness market is highly segmented and is still at its infant stage. No market leader has emerged in China unlike most of the mature markets in the West or other industrially-advanced countries. Currently, no single company in China counts for more than 3% of total nationwide market share. Management believes that due to the change ins consumer taste – health & fitness is no longer a “hobby,” and that consumer focus on the health & fitness market has shifted to quality & professionalism of service instead of pricing, as was the case in the past.

Trademarks

We currently hold registered trademarks for the following names and symbols:

Government Regulation

Physical Exercise:

According to “PRC Law on Physical Culture and Sport”, the administrative department for physical culture and sports under the State Council shall be in charge of the operation of physical culture and sports throughout China. Other relevant departments under Chinese State Council shall administer the operation of physical culture and sports within their respective functions and powers.

China practices a skill-grading system for social sports instructors, who shall guide social sports activities. The social sports instructors are classified into 4 categories, Class III, Class II, Class I and State Level. Each Class of the instructors must be trained accordingly. State Level instructors (the highest level) who must have minimum five years relevant experience.

According to “Heilongjiang Provincial Administration Regulation in respect of Physical Exercise Related Business,” the physical exercise related business shall be qualified with following conditions: (a). proper facilities and buildings in satisfactory with the necessary requirement of business operation, security, fire protection, environmental protection and hygiene; (b). necessary registered capital; (c). the exercising facilities and instruments in compliance with the national standard stipulated by competent institution; (d). the trained social sports instructors or other staffs with proper qualification for physical exercising guidance.

Beauty Industry

According to “Interim Measures for the Administration of Beauty Treatment and Hairdressing Industry” (the “Beauty Order”) issued by Ministry of Commerce, The Ministry of Commerce shall be in charge of the work of national beauty treatment and hairdressing industry.

Pursuant to the Beauty Order, The business operators undertaking business activities of beauty treatment and hairdressing shall meet the following basic conditions: (1). having capacity for bearing civil liabilities; (2). having a fixed business place; (3). having establishment and facilities accommodated to the service items they manage; and (4). having professional technicians who have obtained the corresponding qualification certificates

The beauticians, hairdressers and other professional technicians who undertake beauty treatment and hairdressing services shall obtain the qualification certificate issued by the relevant governmental department of China. The business operator of beauty treatment and hairdressing shall place its business license, hygienic license, service items and charging standards in its business premises for public viewing.

The business premises for beauty treatment and hairdressing shall comply with the relevant sanitation provisions and standards and have the corresponding sanitary and sterilizing facilities and measures. The practitioner shall be subject to the physical check-up of the administrative department of public health and can take up an occupation with health certificate.

Our management believes that we are compliant with all relevant applicable government regulations, and that such regulations do not materially impact our operations.

Employees

As of January 15, 2009, we had 530 full-time employees. Our employees work in the functional units as indicated in the table below .

Department	Total Number

Management	41
All administration	80
Sales	122
Beauty and Spa Professionals	231
Fitness Professionals	97

We have not experienced any work stoppages and we consider relations with our employees to be good.

Property

SOKO and Mege Union have their corporate offices at 194 Guogeli Street, Heilongjing Province, Harbin, China 150001.  This property is leased by SOKO .  We currently operate through standard tenancy agreements out of leased properties located at:

(1)           Harbin Daoli Queen Demonstration Beauty Parlor (Daoli Spa)
24 Xishidao Street, Daoli District, Harbin, China;

(2)           Harbin Queen Beauty Demonstration Center (Daowai Spa)
107 Jinyang Street, Daowai District, Harbin, China;

(3)           Harbin Queen Beauty Demonstration Center Xuanhua Branch (Xuanhua Spa)
380-400 Xuanhua Street, Nangang District, Harbin, China;

(4)           Harbin Queen Beauty Demonstration Center Nangang Branch (Nangang Spa)
108 Jiejing Street, Nangang District, Harbin, China;

(5)           Harbin Huang Emperor & Golden Gym Club (SOKO Fitness Center)
7 Yushan Road, Nangang District, Harbin, China;

(6)           Harbin Mege Union Beauty Management Ltd. (Legend Spa)
389 Hanshui Road, Nangang District, Harbin, China;

(7)           Shenyang Letian Yoga Fitness Center (Yoga Wave Spa)
96 Zhonghua Road, Heping District, Shenyang, China;

(8)           Harbin Tai Ai Beauty Co. Ltd. (Lea Spa)
68 Ganshui Road, Kaifa District, Harbin, China;

(9)           Harbin SOKO Spa
7 Yushan Road, Nangang District, Harbin, China (same as SOKO Fitness Center); and

(10)         Shenyang Queen Beauty Demonstration Co, (Shenyang Queen Beauty Spa)
96 Zhonghua Road, Heping District, Shenyang, China.

We also indirectly own property that is currently used by the Harbin Queen Beauty Vocational Skill Training School, located at Guogeli Street, Nangang District, Harbin City, China. The classrooms that make up this property were previously leased from an unaffiliated third party.  They were acquired on December 28, 2007 by Harbin Queen Beauty Demonstration Center, which permits the Queen Beauty Vocational Skill Training School use the facility without fee.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. We are currently not aware of any such legal proceedings or claims that will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.  Should any liabilities incurred in the future, they will be accrued based on management’s best estimate of the potential loss. Furthermore, management does not believe that there are any proceedings to which any director, officer, or affiliate of the Company, any owner of record of the beneficially or more than five percent of the common stock of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MANAGEMENT

Executive Officers and Directors

Name	Position	Age

Tong Liu	Chief Executive Officer, Chairman of the Board, Director	41

Xia Yu	Chief Financial Officer, Director	39

Yang Chen	Director	32

Su Zhang	Director	38

Gideon E. Kory	Director	49

Tong Liu, 41 , has served as our Chief Executive Officer, Chairman of the Board and a Director since the consummation of the share exchange on April 11, 2008.  Mr. Liu has served as Chief Executive Officer and Director of Wealthlink and Mege Union since their formation in 2007.  He was the Chief Executive Officer of Harbin Queen Beauty Demonstration Center from July 1993 until June 2007.  Mr. Liu's experience includes management and development of professional fitness, beauty salon and lifestyle and spa businesses.  Mr. Liu graduated from Harbin Workingman Occupation University in 1991.

Xia Yu, 39 , has served as our Chief Financial Officer and a Director since consummation of the share exchange on April 11, 2008.  Ms. Yu has served as Chief Financial Officer of Wealthlink and Mege Union since their formation in 2007.  From January 2005 through May 2007, Ms. Yu served as Chief Financial Officer of Harbin Queen Beauty Demonstration Center.  From July 2004 through December 2004, Ms. Yu served as Deputy General Manager of Gaoyang Advertisement Co., Ltd. and from March 2003 through June 2004, Ms. Yu was Deputy General Manager of Shiyite Trading Co., Ltd.  Ms. Yu holds an MBA from Harbin Industry University.

Yang Chen, 32 , has served as a Director of SOKO since the consummation of the share exchange on April 11, 2008.  Mr. Chen is an attorney and was a partner with the law firm of Guangsheng & Partners from May 2002 through December 2007.  Mr. Chen has an L.L.B. degree from Heilongjiang University Law School and a bachelor's degree in management from Harbin College.

Su Zhang, 38 , has served as a Director of SOKO since the consummation of the share exchange on April 11, 2008.  Since June 2006, Mr. Zhang has served as Managing Director of Investments for Hua-Mei 21st Century LLC, which is affiliated with Guerilla Capital Management, L.L.C. and Hua-Mei 21st Century Partner, LP (this relationship is more fully discussed under the heading "Certain Relationships and Related Transactions" on page 36).   From December 2005 until May 2006, he served as the Chief Operating Officer of TengTu International Ltd.  Mr. Zhang was a founder of WeiZhXian Science and Technology Co. Ltd. and served as its General Manager from March 2004 to November 2005.  From October 2003 through February 2004, Mr. Zhang served as the Assistant President of Joyo.com.  From September 2002 through September 2003, Mr. Zhang worked for Legend Capital.  Mr. Zhang holds an MBA from Guanghua School of Management, Peking University.

Gideon E. Kory, 49 , has served as a Director of SOKO since the consummation of the share exchange on April 11, 2008.  Mr. Kory has been the Managing Director of Pacific Summit Capital, an investment bank and registered broker-dealer, since June 2005.  From January 2003 through May 2005, Mr. Kory served as Senior Research Analyst and Vice President of Mergers and Acquisitions for Roth Capital Partners, an investment bank and registered broker-dealer.  Prior to his involvement in the securities industry, Mr. Kory spent 15 years in engineering and management working with government, commercial enterprises, and research institutions and as an independent consultant Mr. Kory is a Chartered Financial Analyst.  Mr. Kory holds a Bachelor of Science in Electrical Engineering from the Israel Institute of Technology.

Each of our directors has been elected to a one year term, to serve until the 2009 annual meeting of stockholders or as soon thereafter as their successors are duly elected and qualified.

Executive Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our current principal executive officer and our most highly compensated executive officer other than our current principal executive officer (collectively, the "named executive officers") for all services rendered in all capacities to the Company, and to Wealthlink, as our predecessor, and its subsidiaries for the fiscal years ended May 31, 2008 and 2007.

Name and Principal Position	Fiscal Year	Salary	Bonus	Total
		($)	($)	($)
Tong Liu, Chief Executive Officer[1]	2008	$17,291	$0	$17,291
	2007	15,683	0	15,683
Xia Yu,, Chief Financial Officer[2]	2008	$7,954	$0	$7,954
	2007	7,214	0	7,214
Syed Irfan Husain,	2008	$0	$0	$0
Former Chief Executive Officer and Chief Financial Officer (3)	2007	$0	$0	$0

[1]
Prior to April 11, 2008, Mr. Liu served as Chief Executive Officer and director of Wealthlink and its subsidiaries. Mr. Liu's compensation is paid by our wholly-owned subsidiary Harbin Mege Union Beauty.  Mr. Liu's compensation is paid in Chinese Yuan Renminbi (RMB) at the annual rate of RMB120,000.  For purposes of this disclosure, we have converted his compensation into US dollars (USD) at the following rates: at May 30, 2008 RMB1 = USD 0.144092 and at May 31, 2007 RMB1 = USD 0.130692.

[2]
Prior to April 11, 2008, Ms. Yu served as the Chief Financial Officer of Wealthlink and its subsidiaries.  Ms. Yu's compensation is paid by our wholly-owned subsidiary Harbin Mege Union Beauty.  Ms. Yu's compensation is paid in RMB at the annual rate of RMB55,200.  For purposes of this disclosure, we have converted her compensation into USD at the following rates: at May 30, 2008 RMB1 = USD 0.144092 and at May 31, 2007 RMB1 = USD 0.130692.

3
Mr. Husain served as our Chief Executive Officer and Chief Financial Officer until his resignation on April 11, 2008 in connection with the consummation of the share exchange.  Mr. Husain was our sole executive officer for the fiscal year ended December 31, 2007 and did not receive any compensation for services provided to us during that period. We did not have any employment or consulting agreement with Mr. Husain.

Outstanding Equity Awards at Fiscal Year-End. There were no individual grants of stock options to purchase our common stock made to our executive officers during the fiscal years ended May 31, 2008 and 2007.

Employment Agreements. We do not have any employment agreements in place with our officers and directors.

Options/SARs Grants During Last Fiscal Year

None.

Director Compensation

During the year ended May 31, 2008, we did not pay any compensation to our directors, exclusive of the salaries we paid to those directors who are named executive officers.  For his services as a director, Mr. Kory is entitled to receive $24,000 in cash per annum, to be paid in arrears in equal quarterly installments.  In addition, on July 8, 2008, Mr. Kory received an option to purchase 50,000 shares of our common stock, expiring on July 8, 2013, at an exercise price of $1.47 per share, which price was the volume weighted average price of our common stock for the period ended July 7, 2008.  The option vests in three equal installments, on the grant date and the first and second anniversaries of such grant date.  No additional compensation has been awarded to our directors for their service as directors.

Equity Compensation Plans

None.

Pension and Retirement Plans

Currently, we do not offer any annuity, pension or retirement benefits to be paid to any of our officers, directors or employees.   As required by PRC law, the Company contributes to the "insurance and public housing funds" program defined by the Department of Labor.  These contributions are similar to the Social Security and Medicare programs in the US. There are also no compensatory plans or arrangements with respect to any individual named above which results or will result from the resignation, retirement or any other termination of employment with our company, or from a change in our control.

Employment Agreements

We do not have any written employment agreements, aside from those entered into between our subsidiaries in China and all employees in China.

Audit Committee

The board of directors has an Audit Committee, which is comprised of Gideon Efim Kory (Chairman), Yang Chen and Su Zhang. The board of directors has examined the composition of the Audit Committee in light of the regulations under the Exchange Act and the current listing standards and regulations of the NASDAQ Stock Market LLC applicable to audit committees. Based upon this examination, the board of directors has determined that each of the Audit Committee members is an “independent” director within the meaning SEC and NASDAQ regulations. Mr. Kory qualifies as an “audit committee financial expert” as that term is defined in applicable regulations of the SEC.

Director Independence

Our board has determined that each of Messrs. Chen, Kory and Zhang are independent directors within the meaning of applicable NASDAQ Stock Market and SEC rules. Each of Messrs. Chen, Kory and Zhang serve on our audit, compensation and nominating and corporate governance committees.  No other directors serve on these committees.  In considering director independence, the board studied the shares of our common stock beneficially owned by each of the directors, whether directly or indirectly, as set forth under “Security Ownership of Certain Beneficial Owners and Management.”  Mr. Zhang is a managing director of Hua-Mei 21st Century LLC, which is affiliated with Guerrilla Capital and the Partnership.  Guerrilla Capital and the Partnership currently hold approximately 21.18% of our outstanding common stock.  Mr. Zhang does not have any authority to vote or dispose of, or direct the voting or disposition of, the shares held by Guerrilla Capital or the Partnership.  As a result, the board does not believe that Mr. Zhang's association with Hua-Mei 21st Century LLC negatively impacts his independence within relevant NASDAQ Stock Market or SEC rules.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Two of our subsidiaries rent their premises from Mr. Tong Liu, our Chairman and CEO. Mr. Liu has leased the following stores to the Company pursuant to the terms of binding written lease agreements containing terms no less favorable to the Company than the Company could have negotiated in an arm’s length transaction with a motivated landlord, including substantially the following terms:

(i)
Harbin Daoli Queen Demonstration Beauty Parlor: 5 years from January 1, 2008 through December 31, 2012, for $47,300 per year, prepaid for 1 year plus an option for additional 5 years at no more than $55,000 per year.

(ii)
Harbin Queen Beauty Demonstration Center: 5 years from January 1, 2008 through December 31, 2012 for $20,300 per year, prepaid for 1 year plus an option for additional 5 years at no more than $24,000 per year.

Our Chairman, Mr. Liu, is the sole owner of each of the Queen Group entities.  The companies comprising the Queen Group are:

Harbin Huang Emperor & Golden Gym Club Co., Ltd.;
Harbin Daoli Queen Demonstration Beauty Parlor;
Harbin Queen Beauty Demonstration Center (and the Nangang and Xuanhua (formerly Kunlun) branches of the Center); and
Harbin Queen Beauty Vocational Skill Training School.

Our affiliation with the Queen Group is managed through several exclusive agreements between the Company and each Queen Group’s entity.  These agreements are:

1.                 a Consulting Services Agreement between Mege Union and the Queen Group entity that provides for Mege Union to exclusively provide essential services relating to technology, human resources and research and development to the Queen Group entity in exchange for a Consulting Services Fee.  Mr. Liu, sole proprietor of each of the Queen Group entities, has not charged the Company, nor has the Company paid Mr. Liu, any fees under the Consulting Services Agreement;

2.                 an Operating Agreement between Mege Union and the Queen Group entity that prohibits the Queen Group entity from taking certain material actions or entering into material agreements, including assuming debt, selling or purchasing any assets or rights, using the entity's assets or rights as collateral, or assigning some or all of the business to a third party, without the prior written consent of Mege Union;

3.                 an Option Agreement among Mege Union, the Queen Group entity and the shareholders of such entity that grants Mege Union the right to acquire all of the shareholders' interest in the Queen Group entity when, if and to the extent permitted by the laws of the People's Republic of China and prohibits the shareholders from otherwise disposing of their interest in the Queen Group entity except with the prior written consent of Mege Union;

4.                 an Equity Pledge Agreement among Mege Union, the Queen Group entity and the shareholders of such entity that grants Mege Union a pledged interest in all of the issued and outstanding interest of the shareholders in the their shares, including the right of Mege Union to vote such shares, as security for the performance of the Queen Group entity's obligations under the Consulting Services Agreement and further ; and

5.                 a Proxy Agreement between Mege Union and the shareholders of the Queen Group entity that grants the board of directors of Mege Union an irrevocable proxy for the maximum period permitted by law, to vote the shareholders shares of the Queen Group entity in such manner and for or against such proposals as the board may determine.

Although each of the Queen Group entities has its own set of agreements with us, the terms and conditions of the agreements are identical for each entity.  As a result of the understandings and agreements provided in the foregoing documents, we effectively control each of the Queen Group entities.  Except as set forth in these agreements, Mr. Liu is not entitled to any other compensation in connection with his ownership of the Queen Group entities.

Mr. Zhang, one of our directors, is a managing director of Hua-Mei 21st Century LLC, which is affiliated with Guerilla Capital Management, L.L.C., a Delaware limited liability company ("Guerilla Capital") and Hua-Mei 21st Century Partner, LP, a Delaware limited partnership (the "Partnership").  Guerrilla Capital and the Partnership currently hold approximately 21.18% of our outstanding common stock.  Mr. Zhang does not have any authority to vote or dispose of, or direct the voting or disposition of, the shares held by Guerrilla Capital or the Partnership.  We have not entered into any understanding or arrangement with Guerrilla Capital or the Partnership pursuant to which Mr. Zhang was elected to serve on the board of directors.  Further, we do not believe that Mr. Zhang's association with Hua-Mei 21st Century LLC negatively impacts his status as an independent director of SOKO.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information, as of February 10 , 2009 , concerning (a) each person that is known to us to be the beneficial owner of more than 5% of our common stock; (b) each of our named executive officers; (c) each director; and (d) all of the directors and executive officers as a group. Unless otherwise indicated, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares, except to the extent spouses share authority under applicable law. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number and percentage of shares beneficially owned by a person, shares that may be acquired by such person within 60 days of February 10, 2009 are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person.  As of February 10, 2009 , there were 17,000,000 shares of our common stock outstanding.

Name of Shareholder(s)(1)	Amount of Beneficial Ownership	Percent of Class (2)
Tong Liu (3)	8,960,000	52.71%
Xia Yu	40,000	*
Yang Chen	-0-	n/a
Su Zhang	-0-	n/a
Gideon Efim Kory (4)	16,667	*
Guerilla Capital Management, LLC .(5)	3,600,000	19.36%

All Directors and Executive Officers as a Group (five persons)	9,016,667	53.04%

* Represents less than 1% beneficial ownership.

(1)	Except as otherwise indicated, the address of record of each of the directors and executive officers is No.194,Guogeli Street, Harbin, Heilongjing Province, China

(2)
Percent of Ownership is calculated in accordance with the SEC’s Rule 13(d) – 13(d)(1) and is based on shares outstanding (assuming in the case of Guerilla Capital Management, LLC, the exercise of the warrants currently held by it).

(3)	Includes 2,000,000 shares held in escrow by Crone Rozynko LLP under the terms of an Escrow Agreement dated as of April 7, 2008.

(4)	Includes beneficial ownership of 16,667 shares issuable upon exercise of options held by Mr. Kory that are exercisable within 60 days of the date of this table.

(5)
Represents 1,800,000 shares of the Company’s common stock, and 1,800,000 shares underlying warrants purchased in a private placement by the Company.  Pursuant to the information reported by Guerilla Capital Management, L.L.C., a Delaware limited liability company ("Guerilla Capital") and Hua-Mei 21st Century Partner, LP , a Delaware limited partnership (the "Partnership") on a Schedule 13D jointly filed by them with the SEC on April 28, 2008, Guerrilla Capital may be deemed to be the beneficial owner of 3,600,000 shares and the Partnership may be deemed to be the beneficial owner of 2,800,000 shares. Guerrilla Capital serves as investment manager for the Partnership and Guerrilla Partners L.P., a Delaware limited partnership. Guerrilla Capital (i) has the sole power to vote or direct the vote of, and sole power to dispose or direct the disposition of, 800,000 shares of our common stock and (ii) shares the power to vote or direct the vote of, to dispose or direct the disposition of, 2,800,000 shares of our common stock. The Partnership (i) has the sole power to vote or direct the vote of, and sole power to dispose or direct the disposition of, no shares of our common stock and (ii) shares the power to vote or direct the vote of, to dispose or direct the disposition of, 2,800,000 shares of our common stock. Peter Siris has control over management and investment decisions for Guerilla Capital and the Partnership. Guerrilla Capital specifically disclaims beneficial ownership in the shares reported herein except to the extent of its pecuniary interest therein. The principal business address of Guerilla Capital and the Partnership is located at 237 Park Avenue, 9th Floor, New York, New York 10017.

DESCRIPTION OF SECURITIES

Our authorized capital consists of 500,000,000 shares of common stock with a par value of $0.001, and 10,000,000 shares of preferred stock with a par value of $0.001. At the close of business on August 27, 2008, the Company had 17,000,000 shares of common stock issued and outstanding.

Holders of the Company's common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company's common stock representing a majority of the voting power of the Company's capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company's outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company's articles of incorporation.

Holders of the Company's common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company's common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company's common stock.

Transfer Agent and Registrar

The Company’s transfer agent is StockTrans, Inc.. Their address is 44 West Lancaster Avenue, Ardmore, PA 19003, and their phone number is (610) 649-7300.

SELLING STOCKHOLDERS

Of the 4,200,000 shares of our common stock registered for public resale pursuant to this prospectus and listed under the column “Shares of Common Stock Included in Prospectus” on the table set forth below, 2,200,000 shares were previously issued and 2,000,000 are issuable upon exercise of warrants that were issued in connection with a private placement offering, in which we sold units at $1.00 per share to 3 accredited investors, with each unit consisting of one share of common stock and a warrant one share of common stock at an exercise price of $1.25 per share. Etech International, Inc. was engaged by us to provide financial consulting services in connection with the share exchange transaction. In exchange for providing these services, Etech International Inc. received $20,000 in cash as retainer fee and 340,000 shares of our common stock. Etech International, Inc. received these securities to be resold in the ordinary course of business and at the time of the issuance of the securities to be resold, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.. Sichenzia Ross Friedman Ference LLP was engaged by us to provide legal services to us in connection with the transactions consummated on the Closing Date, including the share exchange and the private placement.  In exchange for providing these services , Sichenzia Ross Friedman Ference LLP received 85,000 shares of our common stock.

The following table presents information as of August 27, 2008  and sets forth the number of shares beneficially owned by each of the selling stockholders as of the date of this prospectus. The table assumes that all of the currently outstanding warrants will be exercised for common stock and all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling stockholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling stockholders upon termination of this offering. The selling stockholders are not making any representation that any shares covered by this prospectus will be offered for sale. We believe that, except as otherwise indicated, based on information provided to us by each of the selling stockholders, the selling stockholders listed in the table have sole voting and investment powers with respect to the securities indicated. No selling stockholders are broker-dealers or affiliates of broker-dealers.

Stockholder	Shares of Common Stock Included in Prospectus	Beneficial Ownership Before Offering (i) (ii)	Percentage of Common Stock Before Offering (i) (ii)	Beneficial Ownership After the Offering (iii)	Percentage of Common Stock Owned After Offering (iii)
Guerrilla Capital Management, L.L.C.(iv) Hua-Mei 21st Century Partners (iv)	3,600,000	3,600,000	18.95%	0	n/a

James Fuld Jr. IRA Account (v)	400,000	400,000	2.11%	0

Etech International, Inc. (vi)	115,000	340,000	2.06%	225,000	1.18%

Sichenzia Ross Friedman Ference LLP (vii)	85,000	85,000	*	0

Total	4,200,000	4,425,000	23.29%	225,000	1.18%

*	Represents less than 1% of total outstanding common stock.

(i)	These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time).

(ii)
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The percentage of shares owned by each selling stockholder is based on 17,000,000 shares issued and outstanding as of August 27, 2008, plus 2,160,000 shares issuable upon exercise of all outstanding warrants.

(iii)	Assumes that all securities registered will be sold.

(iv)
Represents 1,800,000 shares of the Company’s common stock, and 1,800,000 shares underlying warrants purchased in a private placement by the Company.  Pursuant to the information reported by Guerilla Capital and the Partnership on a Schedule 13D jointly filed by them with the SEC on April 28, 2008, Guerrilla Capital may be deemed to be the beneficial owner of 3,600,000 shares and the Partnership may be deemed to be the beneficial owner of 2,800,000 shares. Guerrilla Capital serves as investment manager for the Partnership and Guerrilla Partners L.P., a Delaware limited partnership.  Peter Siris has control over management and investment decisions for Guerilla Capital and the Partnership.

Guerrilla Capital (i) has the sole power to vote or direct the vote of, and sole power to dispose or direct the disposition of, 800,000 shares of our common stock and (ii) shares the power to vote or direct the vote of, to dispose or direct the disposition of, 2,800,000 shares of our common stock. The Partnership (i) has the sole power to vote or direct the vote of, and sole power to dispose or direct the disposition of, no shares of our common stock and (ii) shares the power to vote or direct the vote of, to dispose or direct the disposition of, 2,800,000 shares of our common stock. Guerrilla Capital specifically disclaims beneficial ownership in the shares reported herein except to the extent of its pecuniary interest therein. The principal business address of Guerilla Capital and the Partnership is located at 237 Park Avenue, 9th Floor, New York, New York 10017.

(v)	Represents 200,000 shares of the Company’s common stock, and 200,000 shares underlying warrants purchased in a private placement by the Company.

(vi)	Represents 115,000 shares issued to the selling stockholder in consideration of consulting services rendered. Mr. Zhang Wei exercises sole voting and dispositive control of such shares.

(vii)	Represents 85,000 shares issued to the selling stockholder in consideration of legal services rendered. Mr. Marc Ross exercises sole voting and dispositive control of such shares.

PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal
•	facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately-negotiated transactions;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing of options on the shares;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act, the Exchange Act and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling stockholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that any of the selling stockholders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock trades on the OTCBB under the symbol “SOKF.” From March 13, 2007 until July 16, 2008, our common stock traded on the OTCBB under the symbol "AMHG."   The following table sets forth the high and low intra-day prices per share of our common stock for the periods indicated, which information was provided by the OTCBB. Prior to May 28, 2008, shares of our common stock traded very infrequently and the actual price information is not readily available. The quotations set forth below reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

	Year Ended May 31, 2008
	High	Low
Fourth Quarter Fiscal 2008 (May 28, 2008 - May 31, 2008	$12.00	$1.25
First Quarter Fiscal 2009 (through August 31, 2008)	$2.25	$0.50
Second Quarter Fiscal 2009 (through November 30, 2008)	$1.02	$0.40
Third Quarter Fiscal 2009 (through February 10, 2009)	$1.15	$0.80

On February 10, 2009 , the closing price of our common stock as reported on the OTCBB was $ 1.05 .

Holders

As of February 10, 2009 , there were 17,000,000 shares of our common stock outstanding held by approximately 23 shareholders of record.  The number of our shareholders of record excludes any estimate by us of the number of beneficial owners of shares held in street name, the accuracy of which cannot be guaranteed.

Dividend Policy

We have not paid any cash dividends on our common stock to date, and we have no intention of paying cash dividends in the foreseeable future. Whether we will declare and pay dividends in the future will be determined by our board of directors at their discretion, subject to certain limitations imposed under Delaware corporate law. In addition, our ability to pay dividends may be affected by the foreign exchange controls in the PRC. The timing, amount and form of dividends, if any, will depend on, among other things, our results of operations, financial condition, cash requirements and other factors deemed relevant by our board of directors.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon by Sichenzia Ross Friedman Ference LLP, New York, New York. Sichenzia Ross Friedman Ference LLP has been issued 85,000 shares of the Company’s common stock in consideration of legal services rendered. The sale by Sichenzia Ross Friedman Ference LLP of all 85,000 shares issued to it is being registered pursuant to the registration statement of which this prospectus is a part.

EXPERTS

The consolidated balance sheet of the Company and its subsidiary  for the fiscal year ended May 31, 2008, and the related consolidated statements of operations, changes in stockholders' equity and cash flows appearing in this prospectus and registration statement have been so included in reliance on the Report of Bagell Josephs, Levine & Company, LLC, an independent registered public accounting firm, appearing elsewhere in this prospectus, given on the authority of such firm as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We dismissed Gately & Associates, L.L.C. as our independent accountants, effective as of May 14, 2008.  Gately & Associates had previously been engaged as the principal accountant to audit our financial statements.  The reason for the dismissal of Gately & Associates is that, following the consummation of the transactions set forth in the share exchange agreement: (i) the former Wealthlink Shareholders own a significant amount of the outstanding shares of our common stock and (ii) our primary business became the business previously conducted by Wealthlink.  The independent registered public accountant of Wealthlink for US accounting purposes was the firm of Bagell, Josephs, Levine & Company, LLC.  We believe that it is in our best interest to have Bagell, Josephs, Levine continue to work with our business, and we therefore retained Bagell, Josephs, Levine as our new principal independent registered accounting firm, effective as of May 14, 2008.  Bagell, Josephs, Levine is located at 406 Lippincott Drive., Suite J, Marlton, NJ 08053.  The decision to change accountants was approved by our Board of Directors on May 13, 2008.

The reports of Gately & Associates on our financial statements as at and for the years ended December 31, 2006 and December 31, 2007 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years and during the period prior to the dismissal of Gately & Associates, there were no disagreements with Gately & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Gately & Associates, would have caused it to make reference to the matter in connection with its reports.

Other than in connection with the audit of our financial statements for Wealthlink in the ordinary course prior to the consummation of the share exchange pursuant to the share exchange agreement, during the two most recent fiscal years and during the period prior to the dismissal of Gately & Associates, we did not consult Bagell, Josephs, Levine regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement as described in Item 304(a)(1)(iv) of Regulation S-K.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form S-1 we have filed with the SEC. We have not included in this prospectus all of the information contained in the Registration Statement and you should refer to our registration statement and its exhibits for further information.

We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F. Street, N.E., Washington, D.C. 20549. Copies of these materials may also be obtained from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the SEC public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Our website address is www.sokofitness.com. The information on our website is not incorporated into this prospectus.

SOKO FITNESS & SPA GROUP, INC.

(FORMERLY AMERICAN BUSINESS HOLDINGS, INC)

Condensed Consolidated Balance Sheets as of November 30, 2008 and May 31 2008	F-21

Condensed Consolidated Statements of Income for the Six Months and Three Months Ended November 30, 2008 and 2007	F-22

Condensed Consolidated Statements of Cash Flows for the Six Months Ended November 30, 2008 and 2007	F-23

Notes to Condensed Consolidated Financial Statements for the Six Months Ended November 30, 2008 and 2007	F-24-36

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of
SOKO Fitness & SPA Group, Inc.
(Formerly American Business Holdings, Inc)

We have audited the accompanying consolidated balance sheets of SOKO Fitness & SPA Group, Inc. as of May 31 2008 and 2007 and the related consolidated statements of income and other comprehensive income, changes in stockholders’ equity, and cash flows for each of the two years ended May 31, 2008 and 2007.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SOKO Fitness & SPA Group, Inc. as of May 31, 2008 and 2007 and the results of its operations, changes in stockholders’ equity, and cash flows for each of the two years ended May 31, 2008 and 2007 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 18, the accompanying financial statements have been restated.

Bagell Josephs, Levine & Company, LLC
Bagell Josephs, Levine & Company, LLC
Marlton, New Jersey

August 21, 2008 (February 3, 2009 as to the effects of the restatement discussed in Note 18)

SOKO FITNESS & SPA GROUP, INC.
(FORMERLY AMERICAN BUSINESS HOLDINGS, INC.)
CONSOLIDATED BALANCE SHEETS
(IN US DOLLARS )

	AS OF MAY 31,
	2008	2007
	(Restated)
ASSETS
Current assets:
Cash & cash equivalents	$1,563,709	$456,115
Accounts receivable, net	682,694	334,692
Inventories	1,048,788	390,223
Advances to supplier	1,467,861	857,757
Employee advance	249,900	35,684
Prepaid expense	140,993	51,841
Total Current Assets	5,153,945	2,126,312

Property, plant and equipment, net of accumulated depreciation	12,782,918	5,612,605

Other Assets
Deposit to supplier	720,461	659,993
Investment advance	1,152,738	-
Goodwill	1,505,710	-
	3,378,909	659,993

Total Assets	21,315,772	8,398,910

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Short-term loan	2,547,244	-
Accounts payable, accrued expenses and other payable	1,020,232	75,984
Unearned revenue	514,965	171,457
Taxes payable	339,555	108,120
Total Current Liabilities	4,421,996	355,561

Minority Interest	329,304	-

Stockholders' Equity
Preferred Stock, $.001 par value; 10,000,000 shares authorized;
- 0 - shares issued and outstanding at May 31,2008 and 2007	-	-
Common stock, $0.001 Par value; 500,000,000 shares authorized;
17,000,000 and 10,725,000 shares issued and outstanding
at May 31, 2008 and 2007, respectively	17,000	10,725
Subscription receivable		(1,000,000)
Additional paid-in-capital	884,681	1,142,854
Additional paid-in-capital - Warrants	1,279,398	-
Accumulated other comprehensive income	1,625,829	408,136
Retained earnings	12,757,564	7,481,634
Total Stockholders' Equity	16,564,472	8,043,349

Total Liabilities and Stockholders' Equity	$21,315,772	$8,398,910

The accompany notes are an integral part of these consolidated financial statements.

SOKO FITNESS & SPA GROUP, INC.
(FORMERLY AMERICAN BUSINESS HOLDINGS, INC.)
CONSOLIDATED STATEMENTS OF INCOME
(IN US DOLLARS )

	FOR THE YEARS ENDED MAY 31,
	2008	2007
	(Restated)
Net Sales	$13,963,130	$7,393,572

Cost of Sales	(4,119,490))	(1,735,376)

Gross Profit	9,843,640	5,658,196

Selling, General and Administrative Expenses:	4,327,700	2,694,681

Operating income	5,515,940	2,963,515

Other Income and Expenses
Interest Income (expenses)	(49,177)	-
Other income	2,357	59,070
Other expenses	(10,328)	(2,289)
Total other income and (expense)	(57,148)	56,781

Income Before Income Taxes and Minority Interest	5,458,792	3,020,296

Provision for Income Taxes	74,381	735

Minority Interest	108,481	-

Net Income	$5,275,930	$3,019,560

Other Comprehensive Income
Foreign Currency translation adjustment	1,217,693	304,996

Comprehensive Income	$6,493,622	$3,324,556

Basic and Diluted Income per common share
Basic	$0.45	$0.28
Diluted	$0.44	$0.28

Weighted average common share outstanding
Basic	11,601,781	10,725,000
Diluted	11,903,589	10,725,000

The accompany notes are an integral part of these consolidated financial statements.

SOKO FITNESS & SPA GROUP, INC.
(FORMERLY AMERICAN BUSINESS HOLDINGS, INC.)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED MAY 31, 2008 AND 2007
(IN US DOLLARS )

				Additional	Additional	Accumulated
	Common Stock		Subscription	Paid-in Capital	Paid-in Capital	Other	Retained	Total
	par value $0.001					Comprehensive		Stockholders'
	Shares	Amount	Receivable		Warrants	Income	Earnings	Equity

Balance at May 31, 2006	10725000	$10,725		$142,854		$103,140	$4,462,074	$4,718,793

Net Income							3,019,560	3,019,560

Capital contribution receivable			(1,000,000)	1,000,000
								-
Other Comprehensive income:						304,996		304,996
Foreign currency translation adjustment

Balance at May 31, 2007	10725000	$10,725	$(1,000,000)	$1,142,854	$-	$408,136	$7,481,634	$8,043,349

Paid in Capital received			1,000,000					1,000,000

Acquisition of net asset from SOKO in the reverse merger		3,000		(3,000)				-

Issuance of common stock to Investors		2,000		1,025,500				1,027,500

Issuance of common stock to placement agent		1,275		(1,275)				-

APIC-Warrant to investors				(1,184,628)	1,184,628			-

APIC-Warrant to placement agent				(94,770)	94,770			-

Net Income							5,275,930	5,275,930

Other Comprehensive income, net of tax						1,217,693		1,217,693
Foreign currency translation adjustment

Balance at May 31, 2008		$17,000	$-	$884,681	$1,279,398	$1,625,829	$12,757,564	$16,564,471

The accompany notes are an integral part of these consolidated financial statements.

SOKO FITNESS & SPA GROUP, INC.
(FORMERLY AMERICAN BUSINESS HOLDINGS, INC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN US DOLLARS)

	FOR THE YEARS ENDED MAY 31,
	2008	2007
	(Restated)
Cash Flows From Operating Activities:
Net income	$5,275,930	$3,019,560
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	1,016,855	412,307
Minority interest	108,481

Changes in operating assets and liabilities:
Accounts receivable	(270,326)	(323,545)
Inventory	(584,845)	123,816
Advances to suppliers	(279,736)	(803,128)
Employee advance	(163,600)	(17,355)
Prepaid expense	(54,681)	(2,389)
Deposit to vendor	6,816	(330,118)
Accounts payable	(33,815)	(14,387)
Unearned revenue	6,948	58,648
Taxes payable	203,532	(632,880)
Accrued expenses and other payables	(82,086)	33,339

Cash provided by operating activities	5,149,472	1,523,868

Cash Flows From Investing Activities:
Addition in Construction in Progress	(2,665,759)	(3,708,397)
Purchase of property and equipment	(3,293,245)	(35,884)
Investment in subsidiary- Letian	(1,687,408)	-
Cash acquired from subsidiary - Letian	124,447
Investment advance	(1,090,545)	-

Cash used in investing activities	(8,612,510)	(3,744,281)

Cash Flows From Financing Activities:
Proceeds from capital contribution	1,000,000	-
Proceeds from issuance of common stock	1,027,500	-
Proceeds from short-term loan	2,409,815	-

Cash provided by financing activities	4,437,315	-

Effect of exchange rate changes on cash and cash equivalents	133,316	118,911

Increase (decrease) in cash and cash equivalents	1,107,594	(2,101,503)

Cash and Cash Equivalents - Beginning of the year	456,115	2,557,618

Cash and Cash Equivalents - Ending of the year	$1,563,709	$456,115

Supplemental disclosures of cash flow information:

Interest paid	$49,042	$-
Income Taxes paid	$9,427	$754

The accompany notes are an integral part of these consolidated financial statements.

SOKO FITNESS & SPA GROUP, INC.
(FORMERLY AMERICAN BUSINESS HOLDINGS, INC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2008 AND 2007

NOTE 1.  DESCRIPTION OF BUSINESS AND ORGANIZATION

SOKO Fitness & Spa Group, Inc., (“SOKO” or the “Company) was incorporated in the State of  Delaware on September 9, 2004 under the original name of  American Business Holdings, Inc. as a holding vehicle to own and control a textile and plastic packaging company in Central and East Africa. On September 12, 2004, the Company completed a Stock Purchase Agreement and Share Exchange in which it purchased all of the outstanding membership shares in Tissakin Ltd., a Democratic Republic of Congo corporation.  Through Tissakin Ltd., the Company was a manufacturer of bags for packaging agricultural products in the Democratic Republic of Congo.

On April 11, 2008 (the “Closing Date”), SOKO entered into a Share Exchange Agreement with Wealthlink and the Wealthlink Shareholders pursuant to which the Company acquired all of the outstanding shares of common stock of Wealthlink from the Wealthlink Shareholders in exchange for their outstanding shares of Wealthlink common stock and a cash payment of $300,000. Additionally, on the Closing Date, Mr. Tong Liu, our current Chairman of the Board and Chief Executive Officer, entered into Securities Purchase Agreements with each of Syed Idris Husain, then director of the Company, and certain other SOKO shareholders pursuant to which Mr. Liu purchased 1,000,000 shares of common stock from Mr. Husain and an aggregate of 1,575,000 shares of common stock from other SOKO shareholders for a total aggregate purchase price of $400,000.

Also, on the Closing Date, immediately prior to and as a condition to the completion of the share exchange, the Company entered into a Stock Purchase Agreement with each of Syed Irfan Husain, the Company’s then President and Chief Executive Officer, Syed Idris Husain, and Verifica International, Ltd. (collectively, the “Buyers”).  Pursuant to this agreement, the Buyers purchased all issued and outstanding shares of Tissakin Ltd., a Democratic Republic of Congo corporation and a wholly-owned subsidiary of the Company, in consideration of 79,000,000 shares of common stock of the Company owned by the Buyers.

As a result of the consummation of all of the foregoing transactions, the following changes in the outstanding shares of the Company were recorded:

•	The Company reacquired 79,000,000 shares from its original shareholders;

•	Mr. Liu acquired 2,575,000 shares from two of the original shareholders of the Company;

•
The Company issued an additional 10,725,000 shares to Wealthlink Shareholders (together with the shares held by Mr. Liu, following the consummation of the reverse merger, Wealthlink Shareholders hold an aggregate of 13,300,000 shares of our common stock);

•	Advisors to the Company acquired an aggregate of 1,275,000 shares;

•	The Purchasers acquired 2,000,000 shares and warrants to purchase up to an additional 2,000,000 shares;

•	The Company cancelled 65,000,000 shares; and

•	E-Tech Securities Inc. was issued a warrant to purchase up to 160,000 shares.

An additional 425,000 shares remain held by certain original shareholders of the Company.

Additionally, on the Closing Date, SOKO entered into a Securities Purchase Agreement, Warrant, Registration Rights Agreement and Lock-Up Agreement with three investors (the “Purchasers”) for an aggregate of $2,000,000 (the “Financing”). On the Closing Date, upon the terms and subject to the conditions set forth in the Securities Purchase Agreement, SOKO sold, and the Purchasers purchased, in the aggregate, 2,000,000 shares of our common stock and warrants to purchase an additional 2,000,000 shares. The warrants have an exercise price of $1.25 and are exercisable at any time through the third anniversary of the Closing Date. Additionally, each Purchaser’s ability to exercise the warrant is limited to the extent such Purchaser’s beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) would exceed 4.99% of the SOKO’s outstanding common stock. From the Closing Date and through the twelve-month anniversary of the Closing Date, certain SOKO shareholders agreed not to sell any of their shares of our common stock. The Company is obligated to file a registration statement with respect to the shares and warrants acquired by the Purchasers within 60 calendar days of the Closing Date.

As a result of the aforementioned transactions, there has been a change in control of the Company as the shareholders of Wealthlink became the majority shareholders of the Company.

For accounting purpose, the transaction has been accounted for as a reverse acquisition under the purchase method. Accordingly, Wealthlink and its subsidiaries are treated as the continuing entity for accounting purposes. Following the merger, the Company changed its name from American Business Holdings, Inc. to SOKO Fitness & Spa Group, Inc.

As a result of the merger, the Company is now engaged in the business of operating distinctive destination centers that offer professional fitness, beauty salon and spa services in China. The Company provides programs, services and products that uniquely combine exercise, education and nutrition to help their members lead a healthy way of life and achieve their fitness goals. SOKO currently maintains more than 10,000 memberships within our 6 facilities located in the northeast region of China.

Wealthlink was incorporated under the laws of the Cayman Islands on March 27, 2007.  On June 19, 2007, Wealthlink invested $1,000,000 to form a wholly-owned subsidiary, Harbin Mege Union Beauty Management Ltd. (“Mege Union”), a wholly foreign-owned entity (“WFOE”) incorporated under the laws of the People’s Republic of China (the “PRC” or “China”).

SOKO FITNESS & SPA GROUP, INC.
(FORMERLY AMERICAN BUSINESS HOLDINGS, INC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2008 AND 2007

Except for its directly owned Legend Spa, and majority-owned subsidiary, Shenyang Letian Yoga Fitness Center, Mege Union has not carried on any other substantive operations of its own. Instead, it has entered certain exclusive agreements with Harbin Daoli Queen Demonstration Beauty Parlor, Harbin Huang Emperor & Golden Gym Club Co. Ltd., Harbin Queen Beauty Demonstration Center and Harbin Queen Beauty Vocational Skill Training School (collectively, the “Queen Group”). The entities in Queen Group are all organized in the PRC as either limited liability companies or sole proprietorships.

The paid-in capital of Queen Group was funded by the majority stockholders of Mege Union. PRC law currently has limits on foreign ownership of companies. To comply with these foreign ownership restrictions, on August 3, 2007, Mege Union entered into certain exclusive agreements with Queen Group and its stockholders. Pursuant to these agreements, Mege Union provides exclusive consulting and other general business operation services to Queen Group, in return for a consulting services fee which is equal to Queen Group’s revenue. In addition, Queen Group’s shareholders have pledged their equity interest in Queen Group to Mege Union, irrevocably granted Mege Union an exclusive option to purchase, to the extent permitted under PRC law, all or part of the equity interests in Queen Group and agreed to entrust all the rights to exercise their voting power to the person(s) appointed by Mege Union. Through these contractual arrangements. Mege Union has the ability to substantially influence Queen Group’s daily operations and financial affairs, appoint its senior executives and approve all matters requiring stockholders’ approval.

As a result of these contractual arrangements, which obligate Mege Union to absorb a majority of the risk of loss from Queen Group’s activities and enable Mege Union to receive a majority of its expected residual returns, Mege Union accounts for Queen Group as a variable interest entity (“VIE”) under Financial Accounting Standards Board ("FASB") Interpretation No. 46R (“FIN 46R”), “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51”. Accordingly, Mege Union consolidates Queen Group’s results, assets and liabilities.

Since Mege Union and Queen Group are under common control, the consolidation of Mege Union and Queen Group has been accounted for at historical cost and prepared on the basis as if the aforementioned exclusive agreements between Mege Union and Queen Group had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

On May 13, 2008, the Board of Directors of SOKO Fitness & Spa Group, Inc. (the "Company" or "SOKO") approved an amendment to the Company's Bylaws to change the Company's fiscal year from a fiscal year ending on December 31 to a fiscal year ending on May 31.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and consolidation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

The consolidated financial statements include the financial statements of SOKO, Wealthlink, Mege Union and its majority-owned subsidiary Shenyang Letian Yoga Fitness Center, as well as Mege Union's variable interest entity, Queen Group. All significant inter-company transactions and balances among the Company, its subsidiaries and VIEs are eliminated upon consolidation.

Use of Estimates

In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories.  Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flow, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

SOKO FITNESS & SPA GROUP, INC.
(FORMERLY AMERICAN BUSINESS HOLDINGS, INC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2008 AND 2007

Accounts and Other Receivables

Accounts and other receivables are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible amounts, as needed.

The Company uses the aging method to estimate the valuation allowance for anticipated uncollectible receivable balances. Under the aging method, bad debt percentages determined by management based on historical experience as well as current economic climate are applied to customers’ balances categorized by the number of months the underlying invoices have remained outstanding. The valuation allowance balance is adjusted to the amount computed as a result of the aging method. When facts subsequently become available to indicate that the allowance provided requires an adjustment, then the adjustment will be classified as a change in estimate. There is no allowance for uncollectible amounts for the years ended May 31, 2008 and 2007.

Inventories

Inventory is mainly comprised of hair and skin care supplies .  Inventories are stated at the lower of cost, as determined on a first-in, first-out basis, or market. Costs of inventories include unused purchases and supplies for providing the beauty treatment. No allowance for inventories is considered necessary for the years ended May 31, 2008 and 2007.

Property, Equipment and Construction in Progress

Property and equipment are stated at cost, net of accumulated depreciation.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives of the assets are as follows:

Building & buildings improvement	10 years
Machinery and equipment	5 years
Computer, office equipment and furniture	5 years
Automobiles	5 years

The carrying value of property, plant and equipment is assessed annually and when factors indicating impairment is present, the carrying value of the fixed assets is reduced by the amount of the impairment. The Company determines the existence of such impairment by measuring the expected future cash flows (undiscounted and without interest charges) and comparing such amount to the net asset carrying value. An impairment loss, if exists, is measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Construction in progress represents direct costs of construction or acquisition and design fees incurred. Capitalization of these costs ceases and the construction in progress is transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until it is completed and ready for intended use.

For the years ended May 31, 2008 and 2007, the Company had total accumulated costs involved with construction in progress in the amount of $3,687,591 and $788,915, respectively.

Goodwill

Goodwill and other intangible assets are accounted for in accordance with the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets”. Under SFAS 142, goodwill, including any goodwill included in the carrying value of investments accounted for using the equity method of accounting, and certain other intangible assets deemed to have indefinite useful lives are not amortized. Rather, goodwill and such indefinite-lived intangible assets are assessed for impairment at least annually based on comparisons of their respective fair values to their carrying values. Finite-lived intangible assets are amortized over their respective useful lives and, along with other long-lived assets, are evaluated for impairment periodically whenever events or changes in circumstances indicate that their related carrying amounts may not be recoverable in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”.

In evaluating long-lived assets for recoverability, including finite-lived intangibles and property and equipment, the Company uses its best estimate of future cash flows expected to result from the use of the asset and eventual disposition in accordance with SFAS No.144. To the extent that estimated future, undiscounted cash inflows attributable to the asset, less estimated future, undiscounted cash outflows, are less than the carrying amount, an impairment loss is recognized in an amount equal to the difference

SOKO FITNESS & SPA GROUP, INC.
(FORMERLY AMERICAN BUSINESS HOLDINGS, INC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2008 AND 2007

between the carrying value of such asset and its fair value. Assets to be disposed of and for which there is a committed plan of disposal, whether through sale or abandonment, are reported at the lower of carrying value or fair value less costs to sell.

There was no impairment losses recognized for the periods presented.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin (“SAB”) 104.  Sales revenue is generally recognized when the services are provided and payments of the customers are received or collections are reasonably assured. Payments received in advance from membership fees but not yet earned are recorded as deferred revenue.”

Initial non-refundable membership fees are recognized on a straight-line basis of membership life.

Cost of Sales

Costs of sales include costs of the materials and overhead. Write-down of inventory to lower of cost or market is also recorded in cost of sales.

Selling, General and Administrative Costs

Selling, general and administrative costs consist primarily of salaries and commissions for sales representatives, rent expenses, depreciation expense and salaries and employee benefits for administrative staffs.

Comprehensive Income

Statement of Financial Accounting Standards ("SFAS") No. 130, “Reporting Comprehensive Income”, requires disclosure of all components of comprehensive income and loss on an annual and interim basis. Comprehensive income and loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Accumulated other comprehensive income arose from the changes in foreign currency exchange rates.

Income Taxes

The Company accounts for income tax under the provisions of SFAS No.109 "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, whenever necessary, against net deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized. There are no deferred tax amounts at May 31, 2008 and 2007.

Fair Value of Financial Instruments

The Company’s financial instruments include cash and cash equivalents, accounts receivable, advances to suppliers, other receivables, accounts payable, accrued expenses, taxes payable, notes payable and other loans payable. Management has estimated that the carrying amounts approximate their fair value due to the short-term nature.

Earnings per Share

The Company computes earnings per share (“EPS’) in accordance with Statement of Financial Accounting Standards No. 128, “Earnings per Share” (“SFAS No. 128”), and SEC Staff Accounting Bulletin No. 98 (“SAB 98”).  SFAS No. 128 requires companies with complex capital structures to present basic and diluted EPS.  Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period.  Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later.  Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

SOKO FITNESS & SPA GROUP, INC.
(FORMERLY AMERICAN BUSINESS HOLDINGS, INC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2008 AND 2007

Foreign Currency Translation

The Company uses the United States dollar (“US Dollars”) for financial reporting purposes. The Company, Mege Union and Queen Group maintain their books and records in their functional currency, being the primary currency of the economic environment in which their operations are conducted.

In general, for consolidation purposes, the Company translates its’ subsidiary Legend and Queen Group's assets and liabilities into US Dollars using the applicable exchange rates prevailing at the balance sheet date, and the statement of income and cash flows are translated at average exchange rates during the reporting period. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Equity accounts are translated at historical rates. Adjustments resulting from the translation of the Company’s, Mege Union's and Queen Group's financial statements are recorded as accumulated other comprehensive income.

This quotation of the exchange rates does not imply free convertibility of Chinese Yuan Renminbi ("RMB") to other foreign currencies. All foreign exchange transactions continue to take place either through the People's Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rate quoted by the People's Bank of China. The rate of exchange quoted by the People’s Bank of China at May 31, 2008 was US$1.00 = RMB6.94. The weighted average translation rate of US$1.00 = RMB7.3358 was applied to the Company's 12 months income statement for 2008.

Statement of Cash Flows

In accordance with SFAS No. 95, “Statement of Cash Flows,” cash flows from the Company's operations is calculated based upon the local currencies.  As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

New Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financials Liabilities — Including an Amendment of FASB Statement No. 115." This standard permits measurement of certain financial assets and financial liabilities at fair value. If the fair value option is elected, the unrealized gains and losses are reported in earnings at each reporting date. Generally, the fair value option may be elected on an instrument-by-instrument basis, as long as it is applied to the instrument in its entirety. The fair value option election is irrevocable, unless a new election date occurs. SFAS No. 159 requires prospective application and also establishes certain additional presentation and disclosure requirements. The standard is effective as of the beginning of the fiscal year that begins after November 15, 2007. We are currently evaluating the provisions of SFAS No. 159 to determine the potential impact, if any, the adoption will have on our financial statements.

In June 2007, the FASB issued FASB Staff Position No. EITF 07-3, “Accounting for Nonrefundable Advance Payments for Goods or Services Received for use in Future Research and Development Activities” (“FSP EITF 07-3”), which addresses whether nonrefundable advance payments for goods or services that used or rendered for research and development activities should be expensed when the advance payment is made or when the research and development activity has been performed. The Company has adopted FSP EITF 07-3 and expensed the research and development as it incurred.

In December 2007, the FASB issued SFAS No. 160,“Noncontrolling Interests in Consolidated Financial Statements - an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”), which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the non-controlling interest, changes in a parent’s ownership interest and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. The Statement also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company has not determined the effect that the application of SFAS 160 will have on its consolidated financial statements.

In December 2007, Statement of Financial Accounting Standards No. 141(R), Business Combinations, was issued. SFAS No. 141R replaces SFAS No. 141, Business Combinations. SFAS 141R retains the fundamental requirements in SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method ) be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R requires an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions. This replaces SFAS 141’s cost-allocation process, which required the cost of an acquisition to be allocated to the individual assets acquired and liabilities assumed based on their estimated fair values. SFAS 141R also requires the acquirer in a business combination achieved in stages (sometimes referred to as a step acquisition) to recognize the identifiable

SOKO FITNESS & SPA GROUP, INC.
(FORMERLY AMERICAN BUSINESS HOLDINGS, INC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2008 AND 2007

assets and liabilities, as well as the non-controlling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with SFAS 141R). SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The Company has adopted SFAS No. 141R.

In March 2008, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133, which requires additional disclosures about the objectives of the derivative instruments and hedging activities, the method of accounting for such instruments under SFAS No. 133 and its related interpretations, and a tabular disclosure of the effects of such instruments and related hedged items on our financial position, financial performance, and cash flows. SFAS No. 161 is effective beginning January 1, 2009. We are currently assessing the potential impact that adoption of SFAS No. 161 may have on our financial statements.

NOTE 3. ADVANCES TO SUPPLIERS

The Company makes advances to certain vendors for inventory purchases. The Advances to Suppliers were $1,467,861 and $857,757 as of May 31, 2008 and 2007.

Below is the breakdown of advances to major suppliers:

	As of May 31,
	2008	2007

Major supplier A	$882,295	$857,757
Major supplier B	164,387	-
Major supplier C	110,690	-
Others	310,488	-
Total	$1,467,861	$857,757

NOTE 4.  INVENTORIES

The inventories consist of the following:

	As of May 31,
	2008	2007

Skin care supplies	$1,018,517	$381,054
Hair care supplies	30,271	9,169
Total	$1,048,788	$390,223

No allowance for inventories was made for the years ended May 31, 2008 and 2007.

NOTE 5 . EMPLOYEE ADVANCE

The Employee Advance was $249,900 and $35,684 as of May 31, 2008 and 2007.  The Employee Advance was made to certain employees by the Company in order for them to pay the travel expenses, office supplier expenses or any other miscellaneous expenses in future.

SOKO FITNESS & SPA GROUP, INC.
(FORMERLY AMERICAN BUSINESS HOLDINGS, INC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2008 AND 2007

NOTE 6 . PROPERTY AND EQUIPMENT, NET

	As of May 31,
	2008	2007
Machinery & Equipments	$1,830,649	$1,456,744
Office Equipment & Furniture	526,221	265,813
Automobiles	86,639	5,097
Buildings	1,743,516	-
Leasehold improvements	7,156,757	4,138,126
Sub-total	11,343,781	5,865,780
Less: Accumulated Depreciation	(2,248,454)	(1,042,089)

Construction in progress	3,687,591	788,915

Total	$12,782,918	$5,612,605

Depreciation and amortization expense for the years ended May 31, 2008 and May 31, 2007 was $ 1,016,855 and $412,307, respectively.

NOTE 7.  DEPOSIT TO SUPPLIER

The Deposit to Supplier of RMB 5,000,000, $720,461 and $659,993 as of May 31, 2008 and 2007 represents deposit made to a major supplier, with whom the Company has a long standing business relationship. In order to maintain the relationship and purchase the products under the most favorable condition, the Company made the deposit.  Since the Company expects the entire amount will be repaid, no allowance has been established.

NOTE 8 . INVESTMENT ADVANCE

On March 1, 2008, the Company’s subsidiary Mege Union (the “Purchaser”) entered into an acquisition agreement with Harbin Tai Ai Beauty Co, Ltd (“Harbin Tai Ai, or the “Seller”) to purchasing 100% interest of the Tai Ai.  The acquisition cost is RMB 8,000,000, and the agreement calls for payment in advance. As of May 31, 2008, Mege Union has made full payment of RMB 8,000,000, equivalent to approximately $1.2 million . Once the transaction is completed, the Company will reclassify the full amount to proper accounts.

It is expected that with the completion of this acquisition, the Company will be able to expand its market shares in Harbin area.

NOTE 9 . GOODWILL

On March 1, 2008, the Company’s subsidiary Mege Union entered into an acquisition agreement with Shenyang Shengchao Management & Advisory Co., Ltd to acquire 51% of Shengchao’s interest in Letian. The consideration paid was US$1,729,107 (including the translation difference of $41,699). The results of operations of Letian were included in the consolidated results of operations commencing March 1, 2008.  Letian is a yoga center and health club located in Shenyang, Liaoning Province, PRC.  The general purpose of the acquisition of Letian is to expand SOKO's business presence in the Shenyang market, resulting in a maximization of profit.

The accompanying consolidated financial statements include the allocation of the acquisition cost to the net assets acquired based on their respective fair values. The net assets were valued by an independent third party.

Goodwill represents the excess of the purchase price over the fair value of the net tangible and identifiable intangible assets of the 51% interest in Letian acquired.   None of the goodwill recognized is expected to be deductible for income tax purposes.

SOKO FITNESS & SPA GROUP, INC.
(FORMERLY AMERICAN BUSINESS HOLDINGS, INC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2008 AND 2007

The following represents the allocation of the acquisition cost to the net assets acquired based on their respective fair values:

Current assets	$449,970
Construction in process	965,101
Fixed assets	405,723
Total liabilities assumed	1,382,761
Net assets acquired	438,033
Noncontrolling interest in Letian	(214,636)
Total consideration paid	1,729,107

Goodwill	$1,505,710

The following unaudited pro forma combined statements of income for the years ended May 31, 2008 and 2007 have been prepared as if the acquisition had occurred at the beginning of each period presented. The unaudited pro forma combined statements are based on accounting for the business acquisition under purchase accounting. The unaudited pro forma information may not be indicative of the results that actually would have occurred if the merger had been in effect from and on the dates indicated or which may be obtained in the future.

	Unaudited Pro Forma Combined Year Ended May
	2008	2007
Revenue	$14,436,827	$7,393,572
Gross Profit	10,384,824	5,658,196
Income before income tax and minority interest	5,209,672	3,020,296
Minority interest	(21,056)	-
Net income	5,156,347	3,019,560

Net income per share
Basic	0.44	0.28
Diluted	0.43	0.28

Weighted average number of shares outstanding
Basic	11,601,781	10,725,000
Diluted	11,903,589	10,725,000

NOTE 10. TAXES

1)  Corporate Income Tax

The Company is a Delaware corporation and conducts all of its business through Mege Union and Queen Group, both Chinese subsidiaries. All business is conducted in PRC.

Queen Group consists of five individually-owned sole proprietorships, which are generally exempt from paying corporate level income taxes, except the Harbin Huang Emperor & Golden fitness business whose income tax is levied at 27% of its taxable net income which is fixed at 10% of annual revenue. Letian is subject to a 25% income tax rate on all net income.

Our provisions for income taxes for the year ended May 31, 2008 and 2007 were $74,381 and $735, respectively.

SOKO FITNESS & SPA GROUP, INC.
(FORMERLY AMERICAN BUSINESS HOLDINGS, INC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2008 AND 2007

2)  Business Sales Tax

General business sales taxes are levied on business under both Queen Group and Mege Union.  Except the Harbin Huang Emperor & Golden fitness which is subject to 3% of actual revenue and Letian which is subject to 5% of actual revenue, all other business is subject to either 3% or 5% on a pre-determined fixed revenue.

3) Taxes payable at May 31, 2008 and 2007 consisted of the following:

	As of May 31,
	2008	2007
Business sales tax payable	$244,680	$97,404
Corporate income tax	68,853
Other	26,023	10,716

Total taxes payable	$339,556	$108,120

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the years ended May 31, 2008 and 2007:

	2008	2007
U.S. Statutory rates	34.00%	34.00%
Foreign income not recognized in USA	(34.00%)	(34.00%)
China Income tax	25.00%	33.00%
Tax exemption	(23.60%)	(33.00%)
Total provision for income tax	1.40%	0.00%

NOTE 11 . SHORT TERM LOAN

The short-term loans include the following:

	Balance of
	31-May-08	31-May-07
a) Loan payable to an unrelated bank
one year term from February 29, 2008
to January 29, 2009 at a fixed interest rate
of 0.62% per month,	$1,729,107	$-

b) Loan payable to an unrelated party one year
term from October 23, 2007 to October 28, 2008
at a fixed interest payment of RMB4,000 per quarter	288,184	-

c) Loan payable to a related party one year
term from April 1, 2008 to March 31, 2009
free of interest	529,953

Total	$2,547,244	$-

Interest expense paid for the above short term loans totaled $49,042 and -0- for the years ended May 31, 2008 and 2007, respectively.

The loan from an unrelated bank is secured by the building owned by Queen Group.

SOKO FITNESS & SPA GROUP, INC.
(FORMERLY AMERICAN BUSINESS HOLDINGS, INC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2008 AND 2007

NOTE 12 . DEFERRED REVENUE

Deferred revenue represents cash received from members, but not yet earned. The summary set forth below of the activity and balances in deferred revenue at May 31, 2008 and 2007 respectively. Cash additions include all cash received for membership fees and advance payments for services. Revenue recognized includes all revenue earned during the periods from membership services and other services.

A reconciliation of deferred revenue as of May 31, 2008 is as follows:

	As of May 31,

	2007			2008
	Balance	Cash Additions	Revenue Recognized	Balance
Membership fees & advance	$171,457	$13,392,939	$(13,135,192)	$429,204
payment collected

Receipts collected & earned
without deferral during period		532,886	(827,937)
	171,457	13,925,825	(13,963,129)	429,204

Impact of foreign
currency translation				85,761
			Total	$514,965

NOTE 13 .  SEGMENT REPORTING

The Company has a single operating segment in accordance with the provisions of SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information”. Although the Company provides and markets various products and services, the Company’s chief operating decision maker reviews and evaluates one set of combined financial information deciding how to allocate resources and in assessing performance.

For the years ended May 31, 2008 and 2007, the Company’s sales revenue from various products/services are as follows:

	Twelve months ended May 31,
	2008	2007
Beauty & Spa	$11,626,414	$5,380,378
Fitness	1,497,040	889,321
Others	839,676	1,123,873

Total	$13,963,130	$7,393,572

The other revenue derives from tuition income from the Beauty school and sales of beauty products to the students.

NOTE 14 .  STOCKHOLDERS’ EQUITY

A. Issuance of Common Stock

On April 11, 2008, in connection with the share exchange discussed in detail under NOTE 1, the Company issued an aggregate of 10,725,000 shares of our common stock to the Wealthlink Shareholders. Additionally, the CEO Mr. Liu Tong acquired 2,575,000 shares from former stockholders in connection with the share exchange transaction. Further, in consideration of services provided to the Company in association with the consummation of these transactions, an aggregate of 1,275,000 shares were issued to placement agent. Additionally, on April 11, 2008, SOKO sold in the aggregate, 2,000,000 shares of its common stock to certain accredited investors, at a purchase price of $1.00 per share. The Company received net proceeds of $1,027,500 in connection with this private placement after the reduction of $140,000 in legal and $832,500 other issuance expense . As of May 31, 2008, there were 17,000,000 shares of common stock issued and outstanding.

SOKO FITNESS & SPA GROUP, INC.
(FORMERLY AMERICAN BUSINESS HOLDINGS, INC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2008 AND 2007

B. Warrants

With the warrants attached to the stocks sold in the private placement, the investors are entitled to purchase an aggregate of 2,000,000 shares of common stock at an exercise price of $1.25 per share. All the warrants to investors contain a cashless exercise provision .  Moreover, placement agent is entitled to purchase an aggregate of 160,000 shares of common stock at an exercise price of $1.25 per share. All these warrants are exercisable for three years from the issuance date April 11, 2008 . In accordance with EITF 00-19, the warrants are classified in the equity section as an offset to additional paid-in capital.

The fair value of the warrants was calculated using the Black-Scholes options pricing model using the following assumptions: Volatility 100%, risk free interest rate 3.850% and expected term of 3 years.

Following is a summary of the status of warrants outstanding as of May 31 , 2008:

Outstanding Warrants
Exercise Price	Number	Remaining Life	Fair Value
1.25	2,000,000	2.92	$1,184,628
1.25	160,000	2.92	$94,770
Total	2,160,000		$1,279,398

NOTE 15 . RELATED TRANSACTIONS

Two of our subsidiaries rent their premises from Mr. Tong Liu, our Chairman and CEO. Mr. Liu has leased the following stores to the Company pursuant to the terms of binding written lease agreements containing terms no less favorable to the Company than the Company could have negotiated in an arm’s length transaction with a motivated landlord, including substantially the following terms:

1)
Harbin Daoli Queen Demonstration Beauty Parlor: 5 years from January 1, 2008 through December 31, 2012, for $47,300 per year, prepaid for 1 year plus an option for additional 5 years at no more than $55,000 per year.

2)
Harbin Queen Beauty Demonstration Center: 5 years from January 1, 2008 through December 31, 2012 for $20,300 per year, prepaid for 1 year plus an option for additional 5 years at no more than $24,000 per year.

3)
The non-interest loan of $529,953 was granted to the Company by a very close friend of Mr. Tong Liu, the CEO of the Company.  There is no other related transaction between this related party and the Company as of May 31, 2008.

NOTE 16. EARNINGS PER SHARES

Earnings per share for the period ended May 31, 2008 and 2007 is determined by dividing net income for the periods by the weighted average number of both basic and diluted shares of common stock and common stock equivalents outstanding. The following is an analysis of the differences between basic and diluted earnings per common share in accordance with Statement of Financial Accounting Standards No. 128, “Earnings Per Share.”

SOKO FITNESS & SPA GROUP, INC.
(FORMERLY AMERICAN BUSINESS HOLDINGS, INC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2008 AND 2007

The following demonstrates the calculation for earnings per share for the fiscal year ended May 31, 2008 and 2007:

	Year ended May 31,
	2008	2007
Basic and diluted earning per share
Net income	$5,275,930	$3,019,560

Weighted average common share outstanding0
Basic	11,601,781	10,725,000
Diluted	11,903,589	10,725,000

Earnings per share
Basic	$0.45	$0.28
Diluted	$0.44	$0.28

At May 31, 2008 and 2007, the company had outstanding warrants of 2,160,000 and -0-, respectively.

In April 2008, the company entered into a reverse merger transaction. The Company computes the weighted-average number of common shares outstanding in accordance with FASB 141R, it gives guidance on how to calculate the weighted average shares when reverse merger took place in the middle of the year, the number of common shares outstanding from the beginning of that period to the acquisition date shall be computed on the basis of the weighted-average number of common shares of the legal acquiree (accounting acquirer) outstanding during the period multiplied by the exchange ratio established in the merger agreement. The number of common shares outstanding from the acquisition date to the end of that period shall be the actual number of common shares of the legal acquirer (the accounting acquiree) outstanding during that period.

NOTE 17 .  COMMITMENTS AND CONTINGENCIES

1) Commitments

The Company leases offices and fitness facilities under non-cancellable operating leases. The Company recognizes rent expense on a straight-line basis over the term of the lease in accordance to SFAS No.13 “Accounting for Leases.” The Company has entered into nine tenancy agreements for the lease of the premises.

The Company’s commitments for minimum rental payments under these lease agreements are as follows:

As of May 31
2009	$378,242
2010	461,095
2011	422,671
2012	414,121
2013	340,154
2014	241,210
2015	241,210
2016	253,271
2017	253,271
2018	126,635

Total	$3,364,229

According to the warrant agreement to investors, the warrants contain a cashless exercise provision, which entitle the holders to receive a certificate for the number of warrant shares if any time after 180 days from the Closing there is no effective Registration Statement registering pursuant to the Registration Rights Agreement entered into by the Company and the Holders, or no current prospectus available for, the resale of the Warrant Shares by the Holders.

SOKO FITNESS & SPA GROUP, INC.
(FORMERLY AMERICAN BUSINESS HOLDINGS, INC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2008 AND 2007

2) Contingencies

On June 1, 2008, Queen Group closed one of its beauty salon stores in Harbin and decided to relocate it to a new location.  The new store will also be changed name to Dafuyuan store. The unamortized leasehold improvements in the amount of $ 14,752 of will be written-off.  The new store is under decoration and its opening date is pending.

Pursuant to the Securities Purchase Agreement dated April 11, 2008 (See note 1), the company's chief executive officer deposited 2,000,000 shares of common stocks in an escrow account, which shares would be disbursed to the security purchasers if the following performance criteria had not been achieved:

a.
Fiscal Year 2008 Performance Threshold means the target amounts of (a) $4.5 million for the Company’s audited Net Income for the fiscal year ended May 31, 2008 and (b) $0.26 per share for the Company’s audited Net Income per share, calculated by using 17 million shares outstanding, which should be constant and fixed regardless of the actual number of shares outstanding. The fiscal year 2008 performance threshold was achieved as of May 31, 2008.

b.
Fiscal Year 2009 Performance Threshold means the target amounts of (a) $6.0 million for the Company’s audited Net Income for the fiscal year ended May 31, 2009 and (b) $0.30 per share for the Company’s audited Net Income per share, calculated by using 20 million shares outstanding, which should be constant and fixed regardless of the actual number of shares outstanding.

Based on the formula described in the escrow agreement, the company must disburse all of the shares if fifty-four percent (54%) of the criteria is not achieved, and a decreasing amount of shares for certain criteria achieved above the fifty-four percent (54%) threshold.

The Registration Rights Agreement between the Company and security purchaser provides for liquidated damages to the extent that the Company does not attain certain milestones within specified time frames. Specifically, if the Company had failed to file a registration statement within 60 calendar days after the Closing (a milestone which was met by the Company), or in the event that it fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within 10 Trading Days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective, or registration statement is not declared effective within 180 calendar days after the Closing, or in the event that such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than 10 consecutive calendar days or more than an aggregate of 30 calendar days during any 12-month period (which need not be consecutive calendar days), liquidated damages amounting to approximately $20,000.00 per month would have been payable to purchasers, and such liquidated damages are payable for each 30 calendar day period on a daily pro-rata for any portion of a month prior to cure of an event. The maximum amount of liquidation damage payable to security purchaser is $200,000. As of 5/31/2008, no liquidated damage should be accrued. As first round comment letter dated July 8, 2008, which was responded to by September 5, 2008, liquidated damages for 43 days delay amounting to approximately $28,810 will be accrued in the first quarter of fiscal year 2009. In addition, the estimate effective date of the registration statement will be November 20, 2008; we will accrue additional liquidation damage approximately $26,800 for 40 days late effectiveness. In second quarter, our estimate effective date of the registration statement will be January 20, 2008; the estimate liquidation damage accounting to approximately $20,100 for additional 30 days delay will be accrued.

NOTE 18.  RESTATEMENT

We have restated the consolidated financial statements for the year ended May 31, 2008 as a result of incorrect revenue recognition for the non-refundable membership fee from the fitness business of Letian and the incorrect classification of warrant issued to shareholders in the private placement.

The non-refundable membership fee previously was recognized when it was collected. Based on Staff Accounting Bulletin (“SAB”) 104, the Company revised its revenue recognition of non-refundable membership fee and initial non-refundable membership fee is recognized on a straight-line basis of estimated membership life.

The warrants to investors were classified as liability and after further review of EITF 00- 19 and all the facts and circumstances associated with the issuance of the warrants to the investors, the warrants do not meet the criteria to classify to liability. The Company has reclassified the warrants as equity in the financial statements.

SOKO FITNESS & SPA GROUP, INC.
(FORMERLY AMERICAN BUSINESS HOLDINGS, INC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2008 AND 2007

The number of warrants issued to placement agent has been revised according the warrant agreement.

The other expense classification is not consistent with the classification of fiscal year 2007 other expense, the company has made revision.

Basic and diluted income per common share has been revised because incorrect calculation of weighted average common shares, the company follows FASB 141 to recalculate the weighted-average number of common shares outstanding during the period in which the reverse acquisition occurred.

The impact of this restatement on the financial statements as originally reported is summarized below:

	May 31, 2008
	As Reported	As Restated
Property, plant and equipment, net	$12,788,203	$12,782,918
Goodwill	1,348,359	1,505,710
Total Assets	21,163,706	21,315,772
Unearned revenue	445,684	514,965
Warrant liability	1,184,628	-
Minority Interest	363,277	329,304
Additional paid-in capital	1,142,854	884,681
Additional paid-in-capital -Warrants	-	1,279,398
Accumulated other comprehensive income	1,619,373	1,625,829
Retained earnings	12,642,130	12,757,564
Total Liabilities and Stockholders' Equity	21,163,706	21,315,772
Net sales	13,736,788	13,963,130
Cost of sales	4,028,853	4,119,490
Selling, General and Administrative expenses	4,285,123	4,327,700
Other expenses	143,541	10,327
(Loss from) Minority interest	2,426	(108,481)
Net income	$5,160,496	$5,275,930
Net income per common share
Basic	$0.30	$0.45
Diluted	$0.25	$0.44
Weighted average common share outstanding
Basic	17,000,000	11,601,781
Diluted	20,360,000	11,903,589

SOKO FITNESS & SPA GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN US DOLLARS)

	November 30,	May 31,
	2008	2008
	(UNAUDITED)	(RESTATED)
ASSETS
Current assets:
Cash & cash equivalents	$667,890	$1,563,709
Accounts receivable, net	215,631	682,694
Inventories	1,135,701	1,048,788
Advances to supplier	2,249,538	1,467,861
Employee advance	231,031	249,900
Prepaid expense	340,842	140,993
Total Current Assets	4,840,633	5,153,945

Property and equipment, net of accumulated depreciation	16,346,509	12,782,918

Other Assets
Security deposit	38,422	-
Deferred rent	366,279	-
Deposit to supplier	741,114	720,461
Investment advance	-	1,152,738
Goodwill	2,526,788	1,505,710
	3,672,603	3,378,909

Total Assets	24,859,745	21,315,772

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Short-term loan	1,318,604	2,547,244
Accounts payable, accrued expenses and other payable	929,492	1,020,232
Unearned revenue	1,636,313	514,965
Taxes payable	471,114	339,555
Contingent Liabilities	152,760	-
Total Current Liabilities	4,508,283	4,421,996

Minority Interest	187,845	329,304

Stockholders' Equity
Preferred Stock, $.001 par value; 10,000,000 shares authorized; - 0 - shares issued and outstanding at November 30, 2008 and May 31,2008, respectively	-	-
Common stock, $0.001 Par value; 500,000,000 shares authorized; 17,000,000 and 10,725,000 shares issued and outstanding at November 30, 2008 and May 31, 2008, respectively	17,000	17,000
Additional paid-in-capital	884,681	884,681
Additional paid-in-capital - Stock Options	18,651	-
Additional paid-in-capital - Warrants	1,279,398	1,279,398
Accumulated other comprehensive income	1,886,577	1,625,829
Retained earnings	16,077,310	12,757,564
Total Stockholders' Equity	20,163,617	16,564,472

Total Liabilities and Stockholders' Equity	$24,859,745	$21,315,772

The accompanying notes are an integral part of these consolidated financial statements.

SOKO FITNESS & SPA GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(IN US DOLLARS)

	FOR THE SIX MONTHS ENDED		FOR THE THREE MONTHS ENDED
	NOVEMBER 30,		NOVEMBER 30,
	2008	2007	2008	2007
	(RESTATED)

Net Sales	$8,885,158	$5,454,937	$4,608,291	$3,333,376

Cost of Sales	(2,072,083)	(1,715,396)	(1,100,242)	(1,198,587)
			-	-
Gross Profit	6,813,075	3,739,541	3,508,049	2,134,788

Selling, General and Administrative Expenses:	3,319,689	1,708,109	1,724,190	1,066,977

Operating income	3,493,386	2,031,432	1,783,859	1,067,812

Other Income and Expenses
Interest Income (expenses)	(106,632)	284	(56,624)	2
Other income	2,606	2,143	191	1,171
Other expenses	(165,721)	(372)	(96,380)	(372)
Total other income and (expense)	(269,747)	2,055	(152,813)	801

Income Before Income Taxes and Minority Interest	3,223,639	2,033,486	1,631,046	1,068,613

Provision for Income Taxes	51,437	2,760	26,305	2,181

Minority Interest	(147,544)	-	(71,664)	-

Net Income	3,319,746	2,030,726	1,676,405	1,066,433

Other Comprehensive Income
Foreign Currency translation adjustment	260,748	356,045	17,788	235,679

Comprehensive Income	$3,580,494	$2,386,771	$1,694,194	$1,302,112

Basic and Diluted Income per common share
Basic	$0.20	$0.19	$0.10	$0.10
Diluted	$0.20	$0.19	$0.10	$0.10

Weighted average common share outstanding
Basic	17,000,000	10,725,000	17,000,000	10,725,000
Diluted	17,000,000	10,725,000	17,000,000	10,725,000

The accompanying notes are an integral part of these consolidated financial statements.

SOKO FITNESS & SPA GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(IN US DOLLARS)

	FOR THE SIX MONTHS ENDED NOVEMBER 30,
	2008	2007
	(RESTATED)
Cash Flows From Operating Activities:
Net income	$3,319,746	$2,030,726
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Stock based compensation	18,651
Depreciation and amortization	710,372	325,138
Minority interest	(147,544)	-
Liquidated damage payment	152,760	-

Changes in operating assets and liabilities:
Accounts receivable	503,580	(342,092)
Inventory	(47,400)	(109,643)
Advances to suppliers	(754,025)	(1,119,378)
Employee advance	23,153	(1,770,334)
Prepaid expense	(130,166)	6,873
Security deposit	(38,567)	(17,055)
Deposit to vendor	(8,589)	-
Accounts payable	-	(26,815)
Unearned revenue	1,100,559	100,229
Taxes payable	126,204	25,655
Deferred rent	(366,279)	-
Accrued expenses and other payables	(368,383)	375,963

Cash provided by (used in) operating activities	4,094,072	(520,731)

Cash Flows From Investing Activities:
Cash acquired from acquisition	98,190	-
Addition in Construction in Progress	(3,633,432)	(486,295)
Purchase of property and equipment	(203,833)	(114,723)

Cash used in investing activities	(3,739,076)	(601,018)

Cash Flows From Financing Activities:
Proceeds from capital contribution	-	1,000,000
Proceeds from issuance of common stock	-	-
Proceeds from short-term loan	1,025,581
Repayments of short-term loan	(2,301,796)	-

Cash provided by (used in) financing activities	(1,276,215)	1,000,000

Effect of exchange rate changes on cash and cash equivalents	25,399	147,890

Increase (Decrease) in cash and cash equivalents	(895,819)	296,960

Cash and Cash Equivalents - Beginning of the period	1,563,709	456,115

Cash and Cash Equivalents - Ending of the period	$667,890	$753,075

Supplemental disclosure of cash flow information:
Interest paid	$85,592	$-
Income Taxes paid	$1,166	$2,760

The accompanying notes are an integral part of these consolidated financial statements.

SOKO FITNESS & SPA GROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED NOVEMBER 30, 2008 AND 2007
(UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION

The unaudited condensed consolidated financial statements of SOKO Fitness & Spa Group, Inc. and its subsidiaries (the “Company” or “SOKO”) have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and pursuant to the requirements for reporting on Form 10-Q. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. However, the information included in these interim financial statements reflects all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of management, necessary for the fair presentation of the consolidated financial position and the consolidated results of operations. Results shown for interim periods are not necessarily indicative of the results to be obtained for a full year. Operating results for the six months ended November 30, 2008 and 2007 are not necessarily indicative of the results that may be expected for the full years. The information included in this Form 10-Q should be read in conjunction with Management’s Discussion and Analysis and the financial statements and notes to thereto included in the Company’s Form 10-K, as amended, for the year ended May 31, 2008.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principal of consolidation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

The consolidated financial statements include the financial statements of SOKO, Wealthlink, Mege Union and its wholly-owned subsidiary, Lea Spa and majority-owned subsidiary Shenyang Letian Yoga Fitness Center, as well as Mege Union’s variable interest entity, Queen Group. All significant inter-company transactions and balances among the Company, its subsidiaries and VIEs are eliminated upon consolidation.

Use of Estimates

In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories.  Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flow, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts and Other Receivables

Accounts and other receivables are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible amounts, as needed.

The Company uses the aging method to estimate the valuation allowance for anticipated uncollectible receivable balances. Under the aging method, bad debt percentages determined by management based on historical experience as well as current economic climate are applied to customers’ balances categorized by the number of months the underlying invoices have remained outstanding. The valuation allowance balance is adjusted to the amount computed as a result of the aging method. When facts subsequently become available to indicate that the allowance provided requires an adjustment, then the adjustment will be classified as a change in estimate. There is no allowance for uncollectible amounts for the six months ended November 30, 2008 and 2007.

SOKO FITNESS & SPA GROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED NOVEMBER 30, 2008 AND 2007
(UNAUDITED)

Inventories

Inventory is mainly composed of hair care supplies and skin care supplies. Inventories are stated at the lower of cost or market, as determined on a first-in, first-out basis, or market. Costs of inventories include unused purchases and supplies for providing the beauty treatment. No allowance for inventories is considered necessary for the six months ended November 30, 2008 and 2007.

Property, Equipment and Construction in Progress

Property and equipment are stated at cost, net of accumulated depreciation.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives of the assets are as follows:

Building & buildings improvement	10 years
Machinery and equipment	5 years
Computer, office equipment and furniture	5 years
Automobiles	5 years

The carrying value of property, plant and equipment is assessed annually and when factors indicating impairment is present, the carrying value of the fixed assets is reduced by the amount of the impairment. The Company determines the existence of such impairment by measuring the expected future cash flows (undiscounted and without interest charges) and comparing such amount to the net asset carrying value. An impairment loss, if exists, is measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Property, Equipment and Construction in Progress

Construction in progress represents direct costs of construction or acquisition and design fees incurred. Capitalization of these costs ceases and the construction in progress is transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until it is completed and ready for intended use.

As of November 30, 2008 and May 31, 2008, the Company had total accumulated costs involved with construction in progress in the amount of $4,621,026 and $3,687,591, respectively.

Goodwill

Goodwill and other intangible assets are accounted for in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 142, “Goodwill and Other Intangible Assets.” Under SFAS 142, goodwill, including any goodwill included in the carrying value of investments accounted for using the equity method of accounting, and certain other intangible assets deemed to have indefinite useful lives are not amortized. Rather, goodwill and such indefinite-lived intangible assets are assessed for impairment at least annually based on comparisons of their respective fair values to their carrying values. Finite-lived intangible assets are amortized over their respective useful lives and, along with other long-lived assets, are evaluated for impairment periodically whenever events or changes in circumstances indicate that their related carrying amounts may not be recoverable in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”.

In evaluating long-lived assets for recoverability, including finite-lived intangibles and property and equipment, the Company uses its best estimate of future cash flows expected to result from the use of the asset and eventual disposition in accordance with SFAS No.144. To the extent that estimated future, undiscounted cash inflows attributable to the asset, less estimated future, undiscounted cash outflows, are less than the carrying amount, an impairment loss is recognized in an amount equal to the difference between the carrying value of such asset and its fair value. Assets to be disposed of and for which there is a committed plan of disposal, whether through sale or abandonment, are reported at the lower of carrying value or fair value less costs to sell.

There was no impairment losses recognized for the periods presented.

SOKO FITNESS & SPA GROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED NOVEMBER 30, 2008 AND 2007
(UNAUDITED)

Stock-Based Compensation

The Company records stock based compensation expense pursuant to SFAS 123R. The Company estimates the fair value of the award using the Black-Scholes Option Pricing Model. Under SFAS 123R, the Company’s expected volatility assumption is based on the historical volatility of Company’s stock. The expected life assumption is primarily based on historical exercise patterns and employee post-vesting termination behavior. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

Stock compensation expense recognized is based on awards expected to vest, and there were no estimated forfeitures. SFAS No. 123R requires forfeitures to be estimated at the time of grant and revised in subsequent periods, if necessary, if actual forfeitures differ from those estimates.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin (“SAB”) 104.  Sales revenue is generally recognized when the services are provided and payments of the customers are received or collections are reasonably assured. Payments received in advance from membership fees but not yet earned are recorded as deferred revenue.”

Initial non-refundable membership fee is recognized on a straight-line basis of membership life.

Cost of Sales

Costs of sales include costs of the materials and overhead. Write-down of inventory to lower of cost or market is also recorded in cost of sales.

Selling, General and Administrative Costs

Selling, general and administrative costs consist primarily of salaries and commissions for sales representatives, rent expenses, depreciation expense and salaries and employee benefits for administrative staffs.

Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income,” requires disclosure of all components of comprehensive income and loss on an annual and interim basis. Comprehensive income and loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Accumulated other comprehensive income arose from the changes in foreign currency exchange rates.

Income Taxes

The Company accounts for income tax under the provisions of SFAS No.109 "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, whenever necessary, against net deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized. There are no deferred tax amounts at November 30, 2008 and 2007.

Fair Value of Financial Instruments

The Company’s financial instruments include cash and cash equivalents, accounts receivable, advances to suppliers, other receivables, accounts payable, accrued expenses, taxes payable, notes payable and other loans payable. Management has estimated that the carrying amounts approximate their fair value due to the short-term nature.

SOKO FITNESS & SPA GROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED NOVEMBER 30, 2008 AND 2007
(UNAUDITED)

Earnings per Share

The Company computes earnings per share (“EPS”) in accordance with Statement of SFAS No. 128, and SAB 98.  SFAS No. 128 requires companies with complex capital structures to present basic and diluted EPS.  Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period.  Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later.  Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. There are 17,000,000 shares of common stock and common stock equivalent available in the computation of dilute earnings per share at November 30, 2008.

Foreign Currency Translation

The Company uses the United States dollar (“US Dollars”) for financial reporting purposes. The Company’s operating subsidiary Mege Union and its VIE Queen Group maintain their books and records in their functional currency, Chinese Renminbi (“RMB”), being the primary currency of the economic environment in which their operations are conducted.

In general, for consolidation purposes, the Company translates its assets and liabilities into US Dollars using the applicable exchange rates prevailing at the balance sheet date, and the statement of income and cash flows are translated at average exchange rates during the reporting period. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Equity accounts are translated at historical rates. Adjustments resulting from the translation of the financial statements are recorded as accumulated other comprehensive income.

This quotation of the exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the People's Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rate quoted by the People's Bank of China. The rate of exchange quoted by the People’s Bank of China at November 30, 2008 was US$1.00 = RMB6.8254. The weighted average translation rate of US$1.00 = RMB6.7997 was applied to the Company's six months income statement for 2008.

Statement of Cash Flows

In accordance with SFAS No. 95, “Statement of Cash Flows,” cash flows from the Company's operations is calculated based upon the local currencies.  As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

New Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”), which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the non-controlling interest, changes in a parent’s ownership interest and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. The Statement also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company has not determined the effect that the application of SFAS 160 will have on its consolidated financial statements.

In December 2007, Statement of Financial Accounting Standards No. 141(R), Business Combinations, was issued. SFAS No. 141R replaces SFAS No. 141, Business Combinations. SFAS 141R retains the fundamental requirements in SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method ) be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R requires an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions. This replaces SFAS 141’s cost-allocation process, which required the cost of an acquisition to be allocated to the individual assets acquired and liabilities assumed based on their estimated fair values. SFAS 141R also requires the acquirer in a business combination achieved in stages (sometimes referred to as a step acquisition) to recognize the identifiable assets and liabilities, as well as the non-controlling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with SFAS 141R). SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The Company has adopted SFAS No. 141R.

SOKO FITNESS & SPA GROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED NOVEMBER 30, 2008 AND 2007
(UNAUDITED)

In March 2008, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133, which requires additional disclosures about the objectives of the derivative instruments and hedging activities, the method of accounting for such instruments under SFAS No. 133 and its related interpretations, and a tabular disclosure of the effects of such instruments and related hedged items on our financial position, financial performance, and cash flows. SFAS No. 161 is effective beginning January 1, 2009. We are currently assessing the potential impact that adoption of SFAS No. 161 may have on our financial statements.

NOTE 3 - ADVANCES TO SUPPLIERS

The Company makes advances to certain vendors for inventory purchases. Advances to Suppliers were $2,384,163 and $1,467,861 as of November 30, 2008 and May 31, 2008, respectively.

Below is the breakdown of advances to major suppliers:

	As of
	November 30, 2008	May 31, 2008

Major supplier A	$1,032,739	$882,295
Major supplier B	732,558	-
Others	484,241	585,566
Total	$2,249,538	$1,467,861

NOTE 4 - INVENTORIES

The inventories consist of the following:

	As of
	November 30, 2008	May 31, 2008

Skin care supplies	$1,119,261	$1,018,517
Hair care supplies	15,147	30,271
Other	1,293	-
Total	$1,135,701	$1,048,788

No allowance for inventories was made for the quarters ended November 30, 2008 and 2007.

SOKO FITNESS & SPA GROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED NOVEMBER 30, 2008 AND 2007
(UNAUDITED)

NOTE 5 - EMPLOYEE ADVANCE

The Employee Advance was $231,031 and $249,900 as of November 30, 2008 and May 31, 2008, respectively.  The Employee Advance was made to certain employees by the Company in order for them to pay the travel expenses, office supplier expenses or any other miscellaneous expenses in future.

NOTE 6 - PROPERTY AND EQUIPMENT, NET

	November 30, 2008	May 31, 2008
Machinery & Equipment	$1,913,705	$1,835,934
Office Equipment & Furniture	569,319	526,221
Automobiles	92,416	86,639
Buildings	1,772,790	1,743,516
Leasehold Improvements	10,372,095	7,156,757
Subtotal	14,720,324	11,349,066
Less: Accumulated Depreciation	(2,994,841)	(2,248,454)

Construction in progress	4,621,026	3,687,591

Total property & equipment, net	$16,346,509	$12,788,203

Depreciation and amortization expenses for the six months ended November 30, 2008 and 2007 was $710,372 and $325,138, respectively.

NOTE 7 - DEPOSIT TO SUPPLIER

The Deposit to Supplier represents deposit made to a major supplier, with whom the Company has a long standing business relationship. In order to maintain the relationship and purchase the products under the most favorable condition, the Company made the deposit.  Since the Company expects the entire amount will be repaid, no allowance has been established.

NOTE 8 – ACQUISITION

On March 1, 2008, the Company’s subsidiary Mege Union (the “Purchaser”) entered into an acquisition agreement with Harbin Tai Ai Beauty Co, Ltd (“Tai Ai” or the “Seller”) to purchasing 100% interest of the Tai Ai.  The acquisition cost is RMB 8,000,000, approximately $1.2 million, and the agreement calls for payment in advance. As of May 31, 2008, Mege Union has made the payment in full. The transaction was completed on June 30, 2008. Harbin Tai Ai becomes a wholly-owned subsidiary of Mege Union. At the closing, Tai Ai had $274,219 liabilities but had $97,339 in cash and $232,689 of fixed assets at fair value that was valued by an independent third party. With the total acquisition cost of $1.2 million, goodwill exists after the initial assignment of values to all assets acquired and liabilities assumed (See Note 9). The results of operations for Tai Ai are included in the condensed consolidated results of operations of the Company commencing July 1, 2008.

NOTE 9 - GOODWILL

On March 1, 2008, the Company’s subsidiary Mege Union (the “Purchaser”)  entered into an acquisition agreement with Shenyang Shengchao Management & Advisory Co., Ltd (“the Seller”) to acquire 51% of  the Seller’s interest in Shenyang Letian Yoga Fitness Center (“Letian”). The consideration paid was RMB 12,000,000 approximately $1.7 million. Goodwill of $1.5 million was recorded to reflect the excess of the purchase price over the fair value of the net tangible and identifiable intangible assets of the acquired interest in Letian.  The results of operations of Letian were included in the consolidated results of operations commencing March 1, 2008.

On July 1, 2008, the Company acquired 100% interest of Harbin Tai Ai for RMB 8,000,000 approximately $1.2 million. Goodwill of $995,797 was recorded for the excess of the purchase price over the fair value of the net tangible and identifiable intangible assets of the acquired interest in Tai Ai. The accompanying consolidated financial statements include the allocation of the acquisition cost to the net assets of Tai Ai acquired based on their respective fair values. The net assets were valued by an independent third party.

SOKO FITNESS & SPA GROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED NOVEMBER 30, 2008 AND 2007
(UNAUDITED)

The accompanying consolidated financial statements include the allocation of the acquisition cost to the net assets acquired based on their respective fair values. The net assets were valued by an independent third party.

None of the goodwill recognized is expected to be deductible for income tax purpose. The following represents the allocation of the acquisition cost to the net assets acquired based on their respective fair values:

Current assets	$217,954
Fixed assets	233,846
Total liabilities assumed	275,505
Net assets acquired	176,295
Total consideration paid	1,172,092

Goodwill recognized from Tai Ai acquisition	995,797
Goodwill recognized from Letian acquisition	1,530,991

Total Goodwill	$2,526,788

NOTE 10 – TAXES

1)  Corporate Income Tax

The Company is a Delaware corporation and conducts all of its business through Mege Union and Queen Group, both Chinese subsidiaries. All business is conducted in the PRC.

Queen Group consists of five individually-owned sole proprietorships, which are generally exempt from paying corporate level income taxes, except the Harbin Huang Emperor & Golden fitness business whose income tax is levied at 27% of its taxable net income which is fixed at 10% of annual revenue. Shenyang Letian is subject to a 25% income tax rate on all net income.

Our provisions for income taxes for the six months ended November 30, 2008 and 2007 were $51,437 and $2,760, respectively.

2)  Business Sales Tax

General business sales taxes are levied on business under both Queen Group and Mege Union.  Except the Harbin Huang Emperor & Golden fitness which is subject to 3% of actual revenue and Shenyang Letian Yoga fitness which is subject to 5% of actual revenue, all other business is subject to either 3% or 5% on pre-determined fixed revenue.

 3) Taxes payable at November 30, 2008 and May 31, 2008 consisted of the following:

	November 30, 2008	May 31, 2008
Business sales tax payable	$322,329	$244,680
Corporate income tax	94,112	68,853
Other	54,673	26,023
Total taxes payable	$471,114	$339,556

SOKO FITNESS & SPA GROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED NOVEMBER 30, 2008 AND 2007
(UNAUDITED)

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the three months ended November 30, 2008 and 2007:

	2008	2007
U.S. Statutory rates	34%	34%
Foreign income not recognized in USA	(34%)	(34%)
China Income tax	25%	33%
Tax exemption	(23.5%)	(33%)
Total provision for income tax	1.5%	0.00%

NOTE 11 - SHORT TERM LOAN

The Short term loans include the following:

	Balance at
	November 30,	May 31,
	2008	2008
a) Loan payable to an unrelated bank
one year term from February 29, 2008
to January 29, 2009 at a fixed interest rate
of 0.62% per month.	$-	$1,729,107

b) Loan payable to an unrelated bank
one year term from November 21, 2008 to November 20, 2009 at a fixed interest
rate of 0.4995% per month.	1,025,581	-

c) Loan payable to an unrelated party one year
term from October 23, 2007 to October 28, 2008
at a fixed interest payment of RMB4,000 per quarter. This loan was extended to December 7, 2008 at a fixed interest rate of 2% per month	293,023	288,184

d) Loan payable to a related party one year
term from April 1, 2008 to March 31, 2009
free of interest	-	529,953

Total	$1,318,604	$2,547,244

Interest expense paid for the above short term loans totaled $85,592 and $0 for the six months ended November 30, 2008 and 2007, respectively. The loan from an unrelated bank is secured by the building owned by Queen Group.

NOTE 12 - DEFERRED REVENUE

Deferred revenue represents cash received from members, but not yet earned. Cash additions include all cash received for membership fees and advance payments for services. Revenue recognized includes all revenue earned during the periods from membership services and other services.

SOKO FITNESS & SPA GROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED NOVEMBER 30, 2008 AND 2007
(UNAUDITED)

A reconciliation of deferred revenue as of November 30, 2008 and May 31, 2008 is as follows:

	As of
	May 31, 2008			November 30, 2008

	Balance	Cash Additions	Revenue Recognized	Balance
Membership fees & advance payment collected	$514,965	$9,212,861	$(8,131,927)	$1,595,899

Receipts collected & earned without deferral during period	-	753,230	(753,230)	-
	514,965	9,966,092	(8,885,158)	1,595,899

Impact of foreign currency translation				40,414
	$514,965			$1,636,313

NOTE 13.  SEGMENT REPORTING

The Company has a single operating segment in accordance with the provisions of SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information.” Although the Company provides and markets various products and services, the Company’s chief operating decision maker reviews and evaluates one set of combined financial information deciding how to allocate resources and in assessing performance.

For the six months ended November 30, 2008 and 2007, the Company’s sales revenue from various products and services are as follows:

	Six months ended November 30,
	2008	2007
Beauty & Spa	$6,579,871	$5,173,888
Fitness	1,426,779	186,746
Others	878,508	94,303

Total	$8,885,158	$5,454,937

The other revenue derives from tuition income from the Beauty school and sales of beauty products to the students.

NOTE 14 - STOCK OPTIONS

In July 2008, the Board of Directors of the Company authorized the issuance of 50,000 shares of stock options to one of its independent directors. The options vest over a three year period, with one-third vesting on each of the grant date, and the first and second anniversaries of the grant date. The option is exercisable for five years from the date of grant.

The fair value of stock options granted was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions: Expected life 5 years, expected volatility 100%, dividend yield 0%, risk free interest rate 3.91% and the grant date fair value of $1.47. The Company determined its expected volatility and dividend yield based on the historical changes in stock price and dividend payments. The risk free interest rate for the expected term of the options is based on the U.S. Treasury yield curve in effect at the time of grant.

SOKO FITNESS & SPA GROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED NOVEMBER 30, 2008 AND 2007
(UNAUDITED)

Following is a summary of the stock option activity:

	Options Outstanding	Weighted Average Exercise Price	Aggregate Intrinsic Value
Outstanding as of May 31, 2008	-	-	-
Granted	50,000	$1.47	$55,953
Forfeited	-	-	-
Exercised	-	-	-
Outstanding as of November 30, 2008	50,000	$1.47	$55,953

Stock compensation expense recognized for the period is based on awards expected to vest, and there were no estimated forfeitures as the Company has a short history of issuing options.

NOTE 15 - STOCKHOLDERS’ EQUITY

A. Issuance of Common Stock

On April 11, 2008, in connection with the share exchange discussed in detail under NOTE 1, the Company issued an aggregate of 10,725,000 shares of our common stock to the Wealthlink Shareholders.  Additionally, the CEO Mr. Liu Tong acquired 2,575,000 shares from former stockholders in connection with the share exchange transaction. Further, in consideration of services provided to the Company in association with the consummation of these transactions, an aggregate of 1,275,000 shares were issued to placement agent. Additionally, on April 11, 2008, SOKO sold in the aggregate, 2,000,000 shares of its common stock to certain accredited investors, at a purchase price of $1.00 per share. The Company received net proceeds of $1,027,500 in connection with this private placement after the reduction of $140, 000 in legal and $832,500 other issuance expense. As of November 30, 2008, there were 17,000,000 shares of common stock issued and outstanding.

B. Warrants

With the warrants attached to the stocks sold in the private placement, the investors are entitled to purchase an aggregate of 2,000,000 shares of common stock at an exercise price of $1.25 per share. All the warrants to investors contain a cashless exercise provision. Moreover, placement agent is entitled to purchase an aggregate of 160,000 shares of common stock at an exercise price of $1.25 per share. All these warrants are exercisable for three years from the issuance date April 11, 2008. In accordance with EITF 00-19, the warrants are classified in the equity section as an offset to additional paid-in capital.

The fair value of the warrants was calculated using the Black-Scholes options pricing model using the following assumptions: Volatility 100%, risk free interest rate 3.850% and expected term of 3 years for warrants to placement agent and 3 years for warrants to investors.

Following is a summary of the status of warrants outstanding as of November 30, 2008:

Outstanding Warrants

Exercise Price	Number	Remaining Life	Fair Value
1.25	2,000,000	2.42	$1,184,628
1.25	160,000	2.42	$94,770
Total	2,160,000		$1,279,398

SOKO FITNESS & SPA GROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED NOVEMBER 30, 2008 AND 2007
(UNAUDITED)

NOTE 16. RELATED TRANSACTIONS

Two of our subsidiaries rent their premises from Mr. Tong Liu, our Chairman and CEO. Mr. Liu has leased the following stores to the Company pursuant to the terms of binding written lease agreements containing terms no less favorable to the Company than the Company could have negotiated in an arm’s length transaction with a motivated landlord, including substantially the following terms:

1)        Harbin Daoli Queen Demonstration Beauty Parlor: 5 years from January 1, 2008 through December 31, 2012, for $47,300 per year, prepaid for 1 year plus an option for additional 5 years at no more than $55,000 per year.

2)        Harbin Queen Beauty Demonstration Center: 5 years from January 1, 2008 through December 31, 2012 for $20,300 per year, prepaid for 1 year plus an option for additional 5 years at no more than $24,000 per year.

NOTE 17.  EARNINGS PER SHARES

Earnings per share for the period ended November 30, 2008 and 2007 is determined by dividing net income for the periods by the weighted average number of both basic and diluted shares of common stock and common stock equivalents outstanding. The following is an analysis of the differences between basic and diluted earnings per common share in accordance with Statement of Financial Accounting Standards No. 128, “Earnings Per Share.”

The following demonstrates the calculation for earnings per share for the six months ended November 30, 2008 and 2007:

	Six Months Ended November 30,
	2008	2007
Basic and diluted earnings per share
Net income	$3,319,746	$2,030,726

Weighted average common share outstanding
Basic	17,000,000	10,725,000
Diluted	17,000,000	10,725,000

Earnings per share
Basic	$0.20	$0.19
Diluted	$0.20	$0.19

At November 30, 2008 and 2007, the company had outstanding warrants of 2,160,000 and -0-,outstanding option of 50,000 and -0-, respectively. As of November 30, 2008, the warrant and option are anti-dilutive because the exercise price are higher than market price. They are not included in weighted average shares calculation.

In April 2008, The Company entered reverse merger transaction, the Company computes the weighted-average number of common shares outstanding in accordance with FASB 141R, it gives guidance on how to calculate the weighted average shares when reverse merger took place in the middle of the year, the number of common shares outstanding from the beginning of that period to the acquisition date shall be computed on the basis of the weighted-average number of common shares of the legal acquiree (accounting acquirer) outstanding during the period multiplied by the exchange ratio established in the merger agreement.  The number of common shares outstanding from the acquisition date to the end of that period shall be the actual number of common shares of the legal acquirer (the accounting acquiree) outstanding during that period.

SOKO FITNESS & SPA GROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED NOVEMBER 30, 2008 AND 2007
(UNAUDITED)

NOTE 18 - COMMITMENTS AND CONTINGENCIES

1)           Commitments

The Company leases offices and fitness facilities under non-cancellable operating leases. The Company recognizes rent expense on a straight-line basis over the term of the lease in accordance to SFAS No.13 “Accounting for Leases.” The Company has entered into seven tenancy agreements for the lease of the premises.

The Company’s commitments for minimum rental payments under these lease agreements are as follows:

As of November 30,
2009	$584,581
2010	584,581
2011	591,907
2012	524,756
2013	375,656
2014	361,004
2015	368,330
2016	392,856
2017	392,856
2018	165,558

Total	$4,342,085

According to warrant agreement to investors, the warrants contain a cashless exercise provision, which entitle the holders to receive a certificate for the number of warrant shares if any time after 180 days from the Closing there is no effective Registration Statement registering pursuant to the Registration Rights Agreement entered into by the Company and the Holders, or no current prospectus available for, the resale of the Warrant Shares by the Holders.

2)           Contingencies

Pursuit to the Securities Purchase Agreement dated April 11, 2008 (See note 1), the Company's chief executive officer, Mr. Tong Liu, deposited 2,000,000 shares of common stocks in an escrow account, which shares would be disbursed to the security purchasers if the following performance criteria had not been achieved:

a.        Fiscal Year 2008 Performance Threshold means the target amounts of (a) $4.5 million for the Company’s audited Net Income for the fiscal year ended May 31, 2008 and (b) $0.26 per share for the Company’s audited Net Income per share, calculated by using 17 million shares outstanding, which should be constant and fixed regardless of the actual number of shares outstanding. The fiscal year 2008 performance threshold was achieved as of May 31, 2008.

b.        Fiscal Year 2009 Performance Threshold means the target amounts of (a) $6.0 million for the Company’s audited Net Income for the fiscal year ended May 31, 2009 and (b) $0.30 per share for the Company’s audited Net Income per share, calculated by using 20 million shares outstanding, which should be constant and fixed regardless of the actual number of shares outstanding.

Based on the formula described in the escrow agreement, the company must disburse all of the shares if fifty-four percent (54%) of the criteria is not achieved, and a decreasing amount of shares for certain criteria achieved above the fifty-four percent (54%) threshold.

SOKO FITNESS & SPA GROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED NOVEMBER 30, 2008 AND 2007
(UNAUDITED)

The Registration Rights Agreement between the Company and security purchaser provides for liquidated damages to the extent that the Company does not attain certain milestones within specified time frames. Specifically, if the Company had failed to file a registration statement within 60 calendar days after the Closing (a milestone which was met by the Company), or in the event that it fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within 10 Trading Days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective, or registration statement is not declared effective within 180 calendar days after the Closing, or in the event that such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than 10 consecutive calendar days or more than an aggregate of 30 calendar days during any 12-month period (which need not be consecutive calendar days), liquidated damages amounting to approximately $20,000.00 per month would have been payable to purchasers, and such liquidated damages are payable for each 30 calendar day period on a daily pro-rata for any portion of a month prior to cure of an event. The maximum amount of liquidation damage payable to security purchaser is $200,000. As first round comment letter dated July 8, 2008, which has been responded to by September 5, 2008, liquidated damages for the delay amounting to approximately $28,810 has been accrued in the first quarter of fiscal year 2009. In addition, the estimate effective date of the registration statement will be November 20, 2008; we accrued registration payment approximately $26,800 for late effectiveness. In second quarter, our estimate response to second round comment dated October 11, 2008 will be January 15, 2009, $56,950 liquidation damage has been accrued for late response, also our estimate effective date of the registration statement will be February 20, 2009; the estimate registration payment approximately $40,200 for additional delay has been accrued. As of November 30, 2008 the accrued contingent liability for liquidation damage and registration payment totaled $152,760.

NOTE 19 - RESTATEMENT

We have restated the consolidated financial statements for the year ended May 31 2008 for the following reasons:

The non-refundable membership fee previously was recognized when it was collected. Based on Staff Accounting Bulletin (“SAB”) 104, the Company revised its revenue recognition of non-refundable membership fee and initial non-refundable membership fee is recognized on a straight-line basis of estimated membership life.

The warrants to investors were classified as liability and after further review of EITF 00-19 and all the facts and circumstances associated with the issuance of the warrants to the investors, the warrants do not meet the criteria to classify to liability.  The Company has reclassified the warrants as equity in the financial statements.

The number of warrants issued to placement agent has been revised according the warrant agreement.

The other expense classification is not consistent with the classification of fiscal year 2007 other expense, the company has made revision.

Basic and diluted income per common share has been revised because incorrect calculation of weighted average common shares, the Company follows FASB 141 to recalculate the weighted-average number of common shares outstanding during the period in which the reverse acquisition occurred.

The impact of this restatement on the financial statements as originally reported as of May 31, 2008 is summarized below:

	May 31, 2008
	As Reported	As Restated
Property, plant and equipment, net	$12,788,203	$12,782,918
Goodwill	1,348,359	1,505,710
Total Assets	21,163,706	21,315,772
Unearned revenue	445,684	514,965
Warrant liability	1,184,628	-
Minority Interest	363,277	329,304
Additional paid-in capital	1,142,854	884,681
Additional paid-in capital-warrants	-	1,279,398
Accumulated other comprehensive income	1,619,373	1,625,829

SOKO FITNESS & SPA GROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED NOVEMBER 30, 2008 AND 2007
(UNAUDITED)

Retained earnings	12,642,130	12,757,564
Total Liabilities and Stockholders' Equity	21,163,706	21,315,772
Net sales	13,736,788	13,963,130
Cost of sales	4,028,853	4,119,490
Selling, General and administrative expenses	4,285,123	4,327,700
Other expenses	143,541	10,327
(Loss of) minority interest	(2,426)	108,481
Net income	$5,160,496	$5,275,930
Net income per common share
Basic	$0.30	$0.45
Diluted	$0.25	$0.44
Weighted average common share outstanding
Basic	17,000,000	11,601,781
Diluted	20,360,000	11,903,589

The impact of this restatement on the balance sheets as originally reported as of August 31, 2008 and the statement of income for the three months ended August 31, 2008 is summarized below:

	August 31, 2008
	As Reported	As Restated
Property, plant and equipment, net	$14,420,836	$14,415,810
Goodwill	2,361,569	2,521,210
Total Assets	23,742,942	23,897,557
Unearned revenue	1,429,347	1,671,654
Warrant liability	1,184,628	-
Contingent liability	-	55,610
Minority Interest	387,548	257,997
Additional paid-in capital	966,640	884,681
Additional paid-in capital-stock options	-	18,651
Additional paid-in capital-warrants	-	1,279,398
Accumulated other comprehensive income	1,886,347	1,868,789
Retained earnings	14,428,560	14,400,905
Total Liabilities and Stockholders' Equity	23,742,942	23,987,557

Net sales	4,448,395	4,276,867
Cost of sales	971,841	971,841
Selling, General and administrative expenses	1,595,500	1,595,500
Other expenses	61,324	116,934
(Loss of) minority interest	8,169	(75,880)
Net income	$1,786,430	$1,643,341

Net income per common share
Basic	$0.11	$0.10
Diluted	$0.09	$0.10

Weighted average common share outstanding
Basic	17,000,000	17,000,000
Diluted	20,389,348	17,000,000

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount
SEC registration fee	$701
Legal fees and expenses	$45,000
TOTAL *	$45,701

* Estimated

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation and By-Laws provide that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•      any breach of the director's duty of loyalty to the corporation or its stockholders;
•      acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•      payments of unlawful dividends or unlawful stock repurchases or redemptions; or
•      any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation and By-Laws provide that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification

Item 15. Recent Sales of Unregistered Securities

In connection with the consummation of the transactions contemplated by the share exchange agreement, which is described in detail under the caption "Recent Developments", on April 11, 2008:

•	The Company reacquired 79,000,000 shares from its original shareholders;

•	Mr. Liu acquired 2,575,000 shares from two of the original shareholders of the Company;

•
The Company issued an aggregate of 10,725,000 shares to Wealthlink Shareholders (together with the shares held by Mr. Liu, following the consummation of the reverse merger, Wealthlink Shareholders hold an aggregate of 13,300,000 shares of our common stock); and

•	Advisors to the Company acquired an aggregate of 1,275,000 shares;

An additional 425,000 shares remain held by certain original shareholders of the Company and 65,000,000 shares were cancelled.

Additionally, in connection with the consummation of the Financing, which is described in detail under the caption "Recent Developments", on April 11, 2008, the Company issued an additional 2,000,000 shares and warrants to purchase an additional 2,000,000 shares.  These shares, together with the shares issuable upon exercise of the warrants, are being registered under the registration statement of which this prospectus is a part

In consideration for acting as placement agent for the Financing, SOKO agreed to compensate E-Tech Securities Inc. with (i) a retainer of $30,000, (ii) a cash placement fee equal to seven percent (7%) of the proceeds of the Financing ($140,000) and (iii) warrants to purchase an amount of securities equal to eight percent (8%) of the total shares issued to the Purchasers (160,000 shares).  The warrant issued to E-Tech Securities Inc. has an exercise price of $1.25 and is exercisable at any time through the third anniversary of the Closing Date.

All securities were issued pursuant to an exemption from the registration requirements of the Securities Act, as amended, under Section 4(2) thereunder, as they were issued in reliance on the recipients’ representation that they were accredited (as such term is defined in Regulation D), without general solicitation and represented by certificates that were imprinted with a restrictive legend.  In addition, all recipients were provided with sufficient access to Company information.

Item 16. Exhibits

Exhibit Number	Description

3(i).1
Certificate of Incorporation of American Business Holdings Inc. (incorporated by reference to Exhibit 3.1 of SOKO's Registration Statement on Form SB-2, filed with the SEC on March 15, 2006 (Commission File No. 333-132429))

3(i).2
Certificate of Ownership and Merger merging SOKO Fitness & Spa Group, Inc. into American Business Holdings Inc. (incorporated by reference to Exhibit 3.1 of SOKO's Current Report on Form 8-K, filed with the SEC on June 6, 2008 (Commission File No. 333-132429))

3(ii).1
Amended and Restated Bylaws of SOKO Fitness & Spa Group, Inc. (incorporated by reference to Exhibit 3(ii) of SOKO's Annual Report on Form 10-K for the year ended May 31, 2008, filed with the SEC on August 29, 2008 (Commission File No. 333-132429))

4.1
Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 of SOKO's Annual Report on Form 10-K for the year ended May 31, 2008, filed with the SEC on August 29, 2008 (Commission File No. 333-132429))

5.1
Opinion of Sichenzia Ross Friedman Ference LLP (incorporated by reference to Exhibit 5.1 of SOKO's Registration Statement on Form S-1 (Commission File No. 333-151563), filed with the SEC on June 10, 2008)

10.1
Form of Share Exchange Agreement dated April 11, 2008 by and among American Business Holdings, Inc., Wealthlink Co., Ltd. and each of the shareholders of Wealthlink Co., Ltd. (incorporated by reference to Exhibit 10.1 of SOKO's Current Report on Form 8-K, filed with the SEC on April 17, 2008 (Commission File No. 333-132429))

10.2
Form of Securities Purchase Agreement dated April 11, 2008 among American Business Holdings, Inc., Tong Liu, and the persons listed on the signature pages thereto. (incorporated by reference to Exhibit 10.2 of SOKO's Current Report on Form 8-K, filed with the SEC on April 17, 2008 (Commission File No. 333-132429))

10.3
Form of Registration Rights Agreement dated April 11, 2008 between American Business Holdings, Inc. and the several purchasers signatory thereto. (incorporated by reference to Exhibit 10.3 of SOKO's Current Report on Form 8-K, filed with the SEC on April 17, 2008 (Commission File No. 333-132429))

10.4
Form of Lock-up Agreement dated April 11, 2008 between American Business Holdings, Inc. and the stockholder signatory thereto. (incorporated by reference to Exhibit 10.4 of SOKO's Current Report on Form 8-K, filed with the SEC on April 17, 2008 (Commission File No. 333-132429))

10.5
Form of Warrant issued by American Business Holdings, Inc. (incorporated by reference to Exhibit 10.5 of SOKO's Current Report on Form 8-K, filed with the SEC on April 17, 2008 (Commission File No. 333-132429))

10.6
Form of Escrow Agreement dated April 11, 2008 between American Business Holdings, Inc., certain officers of the company, and Crone Rozynko, LLP. (incorporated by reference to Exhibit 10.6 of SOKO's Current Report on Form 8-K, filed with the SEC on April 17, 2008 (Commission File No. 333-132429))

10.7
Consulting Agreement dated April 11, 2008 between Syed Idris Husain and American Business Holdings, Inc. (incorporated by reference to Exhibit 10.7 of SOKO's Current Report on Form 8-K, filed with the SEC on April 17, 2008 (Commission File No. 333-132429))

10.8
Stock Purchase Agreement  dated April 11, 2008 between American Business Holdings, Inc. and each of Syed Irfan Husain, Syed Idris Husain and Verifica International, Ltd. (incorporated by reference to Exhibit 10.8 of SOKO's Current Report on Form 8-K, filed with the SEC on April 17, 2008 (Commission File No. 333-132429))

10.9
Form of Consulting Services Agreement between Mege Union and each of the Queen Group entities (incorporated by reference to Exhibit 10.9 of SOKO's Amendment No. 1 Registration Statement on Form S-1/A (Commission File No. 333-151563), filed with the SEC on September 5, 2008)

10.10
Form of Operating Agreement between Mege Union and each of the Queen Group entities (incorporated by reference to Exhibit 10.10 of SOKO's Amendment No. 1 Registration Statement on Form S-1/A (Commission File No. 333-151563), filed with the SEC on September 5, 2008)

10.11
Form of Option Agreement among Mege Union, each of the Queen Group entities and the shareholders of such Queen Group entity (incorporated by reference to Exhibit 10.11 of SOKO's Amendment No. 1 Registration Statement on Form S-1/A (Commission File No. 333-151563), filed with the SEC on September 5, 2008)

10.12
Form of Equity Pledge Agreement among Mege Union, each of the Queen Group entities and the shareholders of such Queen Group entity (incorporated by reference to Exhibit 10.12 of SOKO's Amendment No. 1 Registration Statement on Form S-1/A (Commission File No. 333-151563), filed with the SEC on September 5, 2008)

10.13
Form of Proxy Agreement between Mege Union and the shareholders of each of the Queen Group entities (incorporated by reference to Exhibit 10.13 of SOKO's Amendment No. 1 Registration Statement on Form S-1/A (Commission File No. 333-151563), filed with the SEC on September 5, 2008)

10.14	Form of Warrant issued by American Business Holdings, Inc. to E-Tech Securities Inc.

10.15	Stock Option Agreement, dated July 8, 2008, between the Company and Gideon Kory

10.16	English Translation of Placement Agent Engagement Letter, dated February 7, 2007, between Etech Securities Inc. and Harbin Mege Union (HK) International Group

10.17	English Translation of Financial Consulting Agreement, dated February 7, 2007, between Etech International, Inc. and Mege Union

10.18
English translation of Leasing Contract, dated January 1, 2007, between Tong Liu, as lessor, and Harbin Queen Beauty Demonstration Center, as lessee, related to the property located at 107 Jingyang Street, Daowai District, Harbin, PRC

10.19
English translation of Leasing Contract, dated January 1, 2007, between Tong Liu, as lessor, and Harbin Daoli Queen Beauty Demonstration Center, as lessee, related to the property located at 24 Xishidao Street, Daoli District, Harbin, PRC

10.20
English translation of Share Transfer Agreement, dated March 1, 2008, between Shenyang Shengchao Management Consulting Co., Ltd and Harbin Union Beauty Management Ltd. relating to the purchase of 51% interest in Letian

10.21	English translation of Share Transfer Agreement, dated March 1, 2008, between Harbin Union Beauty Management Ltd. and Harbin Taiai Beauty Co., Ltd relating to the purchase of Tai Ai

21.1
List of subsidiaries of the Company (incorporated by reference to Exhibit 21.1 of SOKO's Annual Report on Form 10-K for the year ended May 31, 2008, filed with the SEC on August 29, 2008 (Commission File No. 333-132429))

23.1	Consent of Bagell, Josephs, Levine & Company, LLC (Filed herewith)

23.2
Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)  (incorporated by reference to Exhibit 23.2 of SOKO's Registration Statement on Form S-1 (Commission File No. 333-151563), filed with the SEC on June 10, 2008)

24.1	Power of Attorney (included in signature page of Registration Statement on Form S-1 (Commission File No. 333-151563), filed with the SEC on June 10, 2008)

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           If the registrant is relying on Rule 430B:

(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Harbin, Heilongjing Province, China on  February 17, 2009 .

SOKO Fitness & Spa Group, Inc.

By:	/s/ Tong Liu
Tong Liu
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Xia Yu
Xia Yu
Chief Financial Officer
( Principal Financial and Accounting Officer )

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tong Liu	Chief Executive Officer, Chairman of the Board	February 17, 2009
Tong Liu	(Principal Executive Officer)

*	Chief Financial Officer	February 17, 2009
Xia Yu	(Principal Financial and Accounting Officer)

*	Director	February 17, 2009
Yang Chen

*	Director	February 17, 2009
Su Zhang

*	Director	February 17, 2009
Gideon Efim Kory

* /s/ Tong Liu
Tong Liu Attorney-in-Fact